UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Oriental Financial Group Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March [•], 2013

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders, which will be held at our main executive office located at Oriental Tower, Professional Offices Park, 997 San Roberto Street, 8th Floor, San Juan, Puerto Rico, on Wednesday, April 24, 2013. The meeting will begin promptly at 10:00 a.m. (EST).

Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement. Only shareholders of record as of March 1, 2013, are entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof.

Your vote is important. Please review the enclosed proxy statement and complete, sign and return your proxy card promptly in the accompanying reply envelope, even if you plan to attend the meeting.

If you attend the meeting, you must show at the entrance to the meeting proof of ownership of our shares of common stock, such as a broker’s statement showing the shares held by you and a proper identification card. If your shares are not registered in your own name and you plan to attend the meeting and vote your shares in person, you must contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy issued in your name and bring it to the meeting in order to vote. Remember that you may also vote by telephone or over the Internet. For more details and instructions, please refer to the enclosed proxy statement and proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,

Julian S. Inclán

Chairman

ORIENTAL FINANCIAL GROUP INC.

P.O. Box 195115

San Juan, Puerto Rico 00919-5115

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2013

Notice is hereby given that the annual meeting of shareholders of Oriental Financial Group Inc. (“we,” “us,” “our,” or the “Company”), a financial holding company and corporation organized under the laws of the Commonwealth of Puerto Rico, is scheduled to be held at Oriental Tower, Professional Offices Park, 997 San Roberto Street, 8th Floor, San Juan, Puerto Rico, commencing at 10:00 a.m. (EST) on Wednesday, April 24, 2013, to consider and vote upon the following matters described in this notice and the accompanying proxy statement:

1.	To elect two directors for three-year terms expiring at the 2016 annual meeting of shareholders and when their successors are duly elected and qualified;

2.	To provide an advisory vote on executive compensation;

3.	To replenish and increase the number of shares reserved for issuance under the 2007 Omnibus Performance Incentive Plan, as amended and restated;

4.	To amend the Article First of our articles of incorporation, as amended, to change the Company’s name to “OFG Bancorp”;

5.	To ratify the selection of the Company’s independent registered public accounting firm for 2013;

6.	To approve the adjournment or postponement of the annual meeting of shareholders to a later date or dates, if necessary, to solicit additional proxies if there are insufficient proxies given prior to the time of the annual meeting to constitute a quorum for purposes of the annual meeting or to solicit additional proxies in favor of the approval of Proposals 3 and 4; and

7.	To transact such other business as may properly come before the annual meeting or at any adjournments or postponements thereof. Except with respect to procedural matters incident to the conduct of the annual meeting, the Company is not aware of any other business to be brought before the annual meeting.

These matters are described more fully in the accompanying proxy statement, which you are urged to read thoroughly. The Company’s Board of Directors recommends a vote “FOR” each of the proposals. Only shareholders of record at the close of business on March 1, 2013, are entitled to notice of, and to vote at, the annual meeting.

To assure representation at the annual meeting, shareholders are urged to return a proxy as promptly as possible either by voting through the Internet or telephone, or by signing, dating and returning a proxy card in accordance with the enclosed instructions. Any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

In San Juan, Puerto Rico, on March [•], 2013.

By order of the Board of Directors,

Carlos O. Souffront

Secretary

ORIENTAL FINANCIAL GROUP INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 24, 2013

This proxy statement contains important information related to the annual meeting of shareholders of Oriental Financial Group Inc. (“we,” “us,” “our,” or the “Company”) to be held on Wednesday, April 24, 2013 at 10:00 a.m. (EST), at its main executive office located at Oriental Tower, Professional Offices Park, 997 San Roberto Street, 8th Floor, San Juan, Puerto Rico, or any adjournments or postponements thereof. This proxy statement and the accompanying proxy card are expected to be made available to shareholders on or about March [•], 2013.

GENERAL QUESTIONS ABOUT THE ANNUAL MEETING

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board of Directors and its committees, the compensation of our directors and executive officers, and other required information.

Who is soliciting my vote?

Our Board of Directors is soliciting your vote at the annual meeting.

Who will bear the costs of soliciting proxies for the annual meeting?

This solicitation of proxies is made on behalf of our Board of Directors, and we will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this proxy statement and the materials used in this solicitation of proxies also will be borne by us. It is contemplated that proxies will be solicited principally through the internet or mail, but our directors, officers and employees may solicit proxies personally or by telephone. Upon request, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing these proxy materials to our shareholders.

We have retained Georgeson Inc., an independent proxy solicitation firm, to assist us with the solicitation of proxies for a fee not to exceed $15,500, plus reimbursement for out-of-pocket expenses.

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of annual meeting of shareholders, including the election of two directors, the advisory vote related to executive compensation, the replenishment and increase of the number of shares reserved for issuance under the 2007 Omnibus Performance Incentive Plan, as amended and restated (the “Omnibus Plan”), the amendment of our articles of incorporation, as amended, to change the Company’s name, the ratification of the selection of our independent registered public accounting firm for 2013, the adjournment and postponement of the annual meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient proxies given prior to the time of the annual meeting or to solicit additional proxies in favor of the approval of Proposals 3 and 4, and the transaction of any other business that may properly come before the meeting or any adjournments or postponements thereof. Proxies solicited hereby may be exercised only at the annual meeting, including any adjournments or postponements thereof, and will not be used for any other purpose.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, March 1, 2013, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any adjournments or postponements thereof. As of the close of business on March 1, 2013, there were [•] shares of our common stock outstanding.

What is the difference between a holder of record and a beneficial owner of shares held in street name?

Holder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the holder (or shareholder) of record with respect to those shares. As a holder of record, you should have been furnished this proxy statement and a proxy card directly by us.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a securities broker, bank or other similar organization acting as a nominee, then you are considered the beneficial owner of shares held in “street name.” The organization holding your account is considered the holder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have been furnished this proxy statement and a voting instruction form by that organization.

How can I vote?

Holder of Record. If you are a holder of record, you may vote either in person at the annual meeting, via the Internet (by following the instructions provided on the proxy card), by telephone (by calling the toll free number found on the proxy card), or by mail (by filling out the proxy card and returning it in the reply envelope provided).

Beneficial Owner of Shares Held in Street Name. If you hold your shares in “street name,” you should receive a voting instruction form from your securities broker, bank or other similar organization acting as a nominee asking you how you want to vote your shares. If you do not, you should contact your securities broker, bank or other similar organization acting as a nominee and obtain a voting instruction form from them. If you plan to attend the annual meeting and vote your shares in person, you must contact the securities broker, bank or other similar organization acting as a nominee in whose name your shares are registered to obtain a broker’s proxy issued in your name and bring it to the annual meeting in order to vote.

How many votes do I have?

Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon, except with respect to the election of directors in which you may cumulate your votes.

Pursuant to our articles of incorporation and by-laws, you have the right to cumulate your votes at annual meetings in which more than one director is being elected. Cumulative voting entitles you to a number of votes equal to the number of shares of common stock held by you multiplied by the number of directors to be elected. As a holder of our shares of common stock, you may cast all or any number of such votes for one nominee or distribute such votes among any two or more nominees as you desire. Thus, for example, for the election of the two nominees being considered at this annual meeting, a shareholder owning 1,000 shares of our common stock is entitled to 2,000 votes and may distribute such votes equally among the nominees for election, cast them for the election of only one of such nominees, or otherwise distribute such votes as he or she desires.

If you return an executed proxy but do not expressly indicate that your votes should be cumulated in a particular fashion, the votes represented by your proxy will be distributed equally among the two nominees designated by our Board of Directors or in such other fashion as will most likely ensure the election of all the nominees.

How does our Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote “FOR” the election of each nominee to the Board; “FOR” the advisory vote related to the compensation of our executives; “FOR” the replenishment and increase of the number of shares reserved for issuance under the Omnibus Plan; “FOR” the amendment of our articles of incorporation, as amended, to change the Company’s name; “FOR” the adjournment or postponement of the annual meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient proxies given prior to the time of the annual meeting to constitute a quorum for the purpose of the annual meeting or to solicit additional proxies in favor of the approval of Proposals 3 and 4; and “FOR” the ratification of our independent registered public accounting firm for 2013.

Each proxy also confers discretionary authority on our Board of Directors to vote the proxy with respect to: (i) the approval of the minutes of the last annual meeting of shareholders; (ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the annual meeting; and (iv) such other matters as may properly come before the annual meeting. Except with respect to procedural matters incident to the conduct of the annual meeting, we are not aware of any business that may properly come before the meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters as recommended by our Board of Directors or, if no recommendation is given, in accordance with the judgment of the proxy holders.

What constitutes a quorum at the annual meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting us to hold the meeting. As of the record date, [•] shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining quorum. A “broker non-vote” occurs when a securities broker, bank or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter. Votes cast by proxy will be counted by Broadridge Financial Solutions, Inc., an independent third party. We urge you to vote by proxy even if you plan to attend the meeting, so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

How do I vote?

You can vote either in person at the meeting or by proxy even if you plan to attend the meeting. If you complete and properly sign the accompanying proxy card and return it in the enclosed reply envelope, it will be voted as you direct. If you are a shareholder of record and attend the meeting, you may deliver your completed proxy card in person. Alternatively, in lieu of signing the accompanying proxy card and returning it in the enclosed reply envelope, shareholders of record can vote their shares over the Internet, or by calling a specially designated telephone number. Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions and to confirm that their instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth in the enclosed proxy card.

Beneficial owners of shares held in “street name” who wish to vote at the meeting will have to obtain a proxy from the securities broker, bank or other nominee that holds their shares. Such beneficial owners may vote their shares by telephone or the Internet if the brokers, banks or other nominees that hold their shares make those methods available. If that is the case, each broker, bank or other nominee will enclose instructions with the proxy statement.

To avoid delays in ballot taking and counting, and in order to ensure that your proxy is voted in accordance with your wishes, we respectfully request that you give your full title when signing a proxy as attorney, executor, administrator, trustee, guardian, authorized officer of an entity, or on behalf of a minor. If shares are registered in the name of more than one shareholder of record, all shareholders of record must sign the proxy card.

Can I change my vote after I return my proxy card?

Yes. After you have submitted your proxy card, you may change your vote at any time before the proxy is exercised. To do so, just send in a new proxy card with a later date or cast a new vote by telephone or over the Internet, or send a written notice of revocation to the Secretary of our Board of Directors, P.O. Box 195115, San

Juan, Puerto Rico 00919-5115, delivered before the proxy is exercised. If you attend the meeting, and want to vote in person, you may request that your previously submitted proxy not be used. Attendance at the meeting will not by itself revoke a previously granted proxy.

What vote is required to approve each item and how are abstentions and broker non-votes treated?

Action with respect to the election of directors will be taken by a plurality of the votes of the shares represented in person or by proxy at the annual meeting and entitled to vote. In other words, to be elected, each director nominee must receive more votes cast “FOR” such nominee’s election than votes cast “WITHHOLD AUTHORITY” for such nominee’s election. Abstentions and broker non-votes will not be counted as either an affirmative vote or a negative vote regarding the election of directors and, therefore, will not have a legal effect on such election.

For the advisory vote on the compensation of our executives, the ratification of our independent registered public accounting firm for 2013, and the adjournment or postponement of the annual meeting to a later date or dates, if necessary, to solicit additional proxies, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote will be required for approval. Abstentions will have the same effect as a negative vote, and broker non-votes will not be counted in determining the number of shares necessary for approval.

For the replenishment and increase of the number of shares reserved for issuance under the Omnibus Plan, the rules of the NYSE require that such proposal be approved by a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the outstanding shares of our common stock entitled to vote on the proposal. Abstentions in such proposal will have the same effect as a negative vote, and broker non-votes can have the effect of a vote against the proposal if such broker non-vote results in the total number of votes cast on the proposal not representing over 50% of the outstanding shares of our common stock entitled to vote on the proposal. For the amendment of our articles of incorporation to change the Company’s name, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the annual meeting will be required for approval. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

What happens if I do not give specific voting instructions?

Holder of Record. If you are a holder of record and you sign and return a proxy card without giving specific instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on such matter with respect to your shares (that is, a “broker non-vote”). Except for the ratification of our independent registered public accounting firm for 2013, we believe that each of the other proposals set forth in this proxy statement will be considered non-routine under the rules of the New York Stock Exchange (which apply to brokers), and therefore, there could be broker non-votes on such proposals.

What happens if the annual meeting is adjourned or postponed?

Your proxy will still be valid and may be voted at the adjourned or postponed meeting. You will still be able to change or revoke your proxy before it is exercised.

How can I obtain directions to attend the annual meeting?

If you need directions to be able to attend the annual meeting and vote in person, please visit our website at www.orientalfg.com or contact Anreder & Company, our investor relations firm, at (212) 532-3232 or (800) 421-1003; email: ofg@anreder.com.

PROPOSAL 1: ELECTION OF DIRECTORS

Our by-laws provide that the Board of Directors will consist of such number of directors as fixed from time to time by resolution of the Board. The number of directors, as established by resolution, is presently seven. Our articles of incorporation and by-laws also provide that the Board of Directors will be divided into three classes of directors as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are duly elected and qualified. Only one class of directors is to be elected annually.

There are no arrangements or understandings between us and any person pursuant to which such person has been elected as a director. No director is related to any of our directors or executive officers, by blood, marriage or adoption (excluding those that are more remote than first cousin).

José Rafael Fernández and José E. Rossi have been nominated by our Board of Directors for election as directors for three-year terms expiring in 2016. Set forth below is certain information with respect to each nominee.

José Rafael Fernández (Age 49) – Mr. Fernández has been the President and Chief Executive Officer and a director of the Company since 2004 (including terms as a director of Oriental Bank). He is also the Vice Chairman of our Board of Directors and of the Board of Directors of Oriental Bank, and President and Chairman of the Boards of Directors of our other subsidiaries, including Oriental Financial Services Corp., Oriental Insurance, Inc., and Caribbean Pension Consultants, Inc.

Since becoming our CEO in 2004, Mr. Fernández has focused on developing Oriental’s commercial banking platform. This led to the successful acquisitions of Banco Bilbao Vizcaya Argentaria’s operations in Puerto Rico in 2012 and Eurobank in 2010, which have helped make the Company one of Puerto Rico’s leading banking and financial services companies today. Since joining the Company in 1991, Mr. Fernández has managed each of our core businesses, including playing a major role in establishing the Company’s leadership in trust and retirement services in Puerto Rico. In 2011, he was appointed as a member of the Community Depository Institutions Advisory Council established by the Federal Reserve Bank of New York to provide information and insight from the perspective of community depository institutions.

Mr. Fernández holds a Bachelor of Science degree from the University of Notre Dame and a Masters of Business Administration from the University of Michigan. He is a member of the Business Advisory Board of the University of Notre Dame’s Mendoza Business School and of the Advisory Board of the Puerto Rico Conservation Trust. He also serves as Vice Chairman of the Board of Trustees of Sacred Heart University in Santurce, Puerto Rico and as a director of the Puerto Rico Museum of Art (Museo de Arte de Puerto Rico).

Our Corporate Governance and Nominating Committee recommended Mr. Fernández as a nominee, and our Board of Directors concluded that he should continue to serve as a director of the Company. The Board based its conclusion on his extensive knowledge and experience in our business and operations, his 28 years of experience in the financial services industry, and his instrumental role in our continued success. Under his leadership, we have achieved important business goals, including the acquisition of the Puerto Rico operations of Banco Bilbao Vizcaya Argentaria, S.A., and the acquisition of Eurobank in an FDIC-assisted transaction. As our CEO and Vice Chairman, Mr. Fernández has consistently demonstrated an ability to exercise sound business judgment and prudent management skills. Furthermore, his active involvement in community and civic affairs represents an ethical character that we seek in our leaders and company culture.

José E. Rossi (Age 54) – Mr. Rossi has been a director of the Company since August 2008 (including terms as a director of Oriental Bank) and is a member of its Compensation Committee and Corporate Governance and Nominating Committee. He is the Chairman of the Board of Directors and majority owner of Aireko, a multi-

enterprise construction group doing business in Puerto Rico and the Caribbean since 1963. Mr. Rossi has managed civil, institutional and industrial jobs for Aireko since 1980. He has also directed the development of Aireko’s computerized estimating, cost control, and management systems. Today, he chairs the boards of three construction services companies in Puerto Rico and one in Florida. Mr. Rossi is also an officer of a metal products manufacturer and has been actively involved as an officer or director in several community and industry associations locally and abroad such as the Puerto Rico Manufacturer’s Association, the Aireko Foundation, the Associated General Contractors (Puerto Rico chapter), the Construction Cluster of Puerto Rico, and the Young Presidents Organization (Puerto Rico chapter). He is the former chair of the Puerto Rico Manufacturer’s Association, where he also previously served as vice president and director.

Our Corporate Governance and Nominating Committee recommended Mr. Rossi as a nominee, and our Board of Directors concluded that he should continue to serve as a director of the Company. The Board based its conclusion on his vast management experience in the construction and manufacturing industries and his participation in local business and trade associations.

If any person named as a nominee is unable or unwilling to stand for election at the time of the annual meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by our Board of Directors. At this time, the Board knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

Our Board of Directors recommends that you vote “FOR ALL” in this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to our shares of common stock beneficially owned by persons, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to be beneficial owners of more than 5% of the outstanding shares. The information is based upon filings made by such persons or entities pursuant to the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class
Wellington Management Company, LLP[1] 280 Congress Street Boston, MA 02210	4,401,703	9.66%

Sy Jacobs[2] 11 East, 26th Street New York, NY 10010	4,055,357	8.90%

FMR LLC and Edward C. Johnson 3d3 82 Devonshire Street Boston, MA 02109	2,817,622	6.18%

BlackRock, Inc.[4] 40 East 52nd Street New York, NY 10022	2,463,041	5.40%

The Vanguard Group[5] 100 Vanguard Blvd. Malvern, PA 19355	2,372,985	5.20%

1.	The information presented is based solely on information contained in the Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 14, 2013.

2.	The information presented is based solely on information contained in the Schedule 13G/A jointly filed by Sy Jacobs (“Jacobs”), Jacobs Asset Management, LLC (“JAM LLC”) and JAM Managers, LLC (“JAM Managers”) with the SEC on February 14, 2013. As reported therein, Jacobs has sole voting and investment power with respect to 19,500 shares, Jacobs and JAM LLC have shared voting and investment power with respect to 4,035,857 shares, and JAM Managers has shared voting and investment power with respect to 2,467,849.

3.	The amount of shares beneficially owned is based solely on information contained in the Schedule 13G/A filed by FMR LLC (“FMR”) and Edward C. Johnson 3d (“Johnson”) with the SEC on February 14, 2012. As reported therein, FMR and Johnson have sole voting power with respect to 99,900 shares and sole investment power with respect to 2,817,622 shares. Such shares include 2,717,722 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR, and 2,504,542 shares owned by Fidelity Low-Priced Stock Fund, an investment company under Section 8 of the Investment Company Act of 1940 for which Fidelity acts as an investment adviser. The percent of class is calculated on the basis of the total number of our shares of common stock outstanding as of December 31, 2012, which is 45,580,281.

4.	The information presented is based solely on information contained in the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 11, 2013.

5.	The information presented is based solely on information contained in the Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2013.

The following tables set forth information as to the number of our shares of common stock and serial preferred stock beneficially owned as of December 31, 2012, by (i) the directors; (ii) the Chief Executive Officer, Chief Financial Officer, and three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers on December 31, 2012 (collectively, the “Named Executive Officers” or “NEOs”); and (iii) the directors and executive officers, including the NEOs, as a group. The information is based upon filings made by such individuals pursuant to the Exchange Act, and information furnished by each of them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (#)	Percent of Common Stock[1]

Directors
Julian S. Inclán	131,181 [2]	—
José Rafael Fernández	436,739 [3]	—
Juan C. Aguayo	35,083 [4]	—
Pablo I. Altieri	53,538 [5]	—
Francisco Arriví	17,381 [6]	—
Pedro Morazzani	11,450 [7]	—
José E. Rossi	208,218 [8]	—
Named Executive Officers
José Rafael Fernández	436,739 [3]	—
José Ramón González	7,642 [9]	—
Ganesh Kumar	95,719[11]	—
Norberto González	87,518[10]	—
Ramón Rosado	1,525[12]	—
Directors and Executive Officers as a Group[12]	1,149,545	2.52%

1.	Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of common stock. This percentage is calculated on the basis of the total number of our shares of common stock outstanding as of December 31, 2012, which is 45,580,281.
2.	This amount includes 30,322 shares as to which he has shared investment and voting power and 2,500 restricted units that are subject to a restricted period that will lapse within 60 days.
3.	This amount includes 197,791 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days and 3,500 restricted units that are subject to a restricted period that will lapse within 60 days. It also includes 5,930 shares that he owns through our 401(k)/1081.01(d) Plan, 38,000 shares held in his deferred compensation trust, and 7,000 shares owned by his spouse.
4.	This amount includes 2,200 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days and 3,500 restricted units that are subject to a restricted period that will lapse within 60 days. It also includes 9,461 shares owned by his spouse.
5.	This amount includes 6,737 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days and 2,500 restricted units that are subject to a restricted period that will lapse within 60 days.
6.	This amount includes 5,603 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days and 2,500 restricted units that are subject to a restricted period that will lapse within 60 days. It also includes 1,400 shares owned by his spouse.
7.	This amount includes 750 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days and 3,500 restricted units that are subject to a restricted period that will lapse within 60 days.
8.	This amount includes 1,700 shares owned by his daughter.
9.	This amount includes 7,500 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days and 142 shares that he owns through our 401(k)/1081.01(d) Plan.
10.	This amount includes 67,986 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days and 1,100 restricted units that are subject to a restricted period that will lapse within 60 days. It also includes 732 shares that he owns through our 401(k)/1081.01(d) Plan.
11.	This amount includes 11,608 shares that he owns through our 401(k)/1081.01(d) Plan, 75,171 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days, 1,100 restricted units that are subject to a restricted period that will lapse within 60 days, and 2,800 shares held in a joint account with his spouse.
12.	This amount includes 600 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days.
13.	The group consists of 13 persons including all directors, Named Executive Officers, and executive officers who are not directors.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Series A Preferred Stock (#)	Percent of Series A Preferred Stock[1]

Named Executive Officers
Ganesh Kumar	2,000 [2]	—
Directors and Executive Officers as a Group[3]	2,000	—

1.	Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of such preferred stock.
2.	These shares are held in his deferred compensation trust.
3.	The group consists of 13 persons including all directors, Named Executive Officers, and executive officers who are not directors.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Series D Preferred Stock (#)	Percent of Series D Preferred Stock[1]

Directors
Julian S. Inclán	12,680	—
José Rafael Fernández	6,340 [2]	—
Pablo I. Altieri	2,536	—
Francisco Arriví	380	—
José E. Rossi	5,072	—
Named Executive Officers
José Rafael Fernández	6,340 [2]	—
Ganesh Kumar	8,608 [2]	—
Directors and Executive Officers as a Group[3]	49,636	—

1.	Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of such preferred stock.
2.	These shares are held in his deferred compensation trust.
3.	The group consists of 13 persons including all directors, Named Executive Officers, and executive officers who are not directors.

For purposes of the foregoing tables, beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which shares are deemed to be beneficially owned by a person if he or she directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote or direct the voting of the shares, and/or the power to dispose or direct the disposition of the shares, whether or not he or she has any economic interest therein. Unless otherwise indicated in the foregoing tables, the named beneficial owner has sole voting and investment power with respect to the shares, subject, in the case of those directors and officers who are married, to the marital community property laws of Puerto Rico. Under Rule 13d-3, a person is deemed to have beneficial ownership of any shares of common stock which he or she has a right to acquire within 60 days, including, without limitation, pursuant to the exercise of any option, warrant or right. Shares of common stock which are subject to such options or other rights of acquisition are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person, but are not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person.

INFORMATION WITH RESPECT TO CERTAIN DIRECTORS AND

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Set forth below is certain information with respect to each director whose term continues.

Directors whose terms expire in 2014

Juan C. Aguayo, P.E., M.S.C.E., (Age 49) – Mr. Aguayo has been a director of the Company since 2004 (including terms as a director of Oriental Bank) and is the Chairman of its Corporate Governance and Nominating Committee and a member of the Audit and Compliance Committee. He is President and Chief Executive Officer of DBM Group, LLC since 2010, a design-build-maintenance fully integrated service company for the delivery of institutional and industrial capital projects in Puerto Rico. He has served as the President and Chief Executive Officer of Structural Steel Works, Inc., Bayamón, Puerto Rico, a specialty construction company, since 2002, where he previously served as Executive Vice President and Chief Operating Officer. He is also President and CEO of Structural Steel Manufacturing, Inc., a fabricator of steel buildings and bridges since 1987, and of SSW Realty, Inc., an industrial real estate investment company, since 2002. Prior to his tenure at SSW Realty, Inc., Mr. Aguayo worked as Director of Construction & Development of Development Company of the Americas LLC, in Denver, Colorado, in charge of their projects portfolio in Mexico. He has also served on the Boards of Directors of several non-profit organizations, including the Board of Directors of the Associated General Contractors of America, Puerto Rico Chapter (1997 and 2003), and the Board of Trustees of the Sacred Heart University, San Juan, Puerto Rico (2006 to 2011).

Our Board of Directors concluded that Mr. Aguayo should serve as a director of the Company. The Board based its conclusion on his specialized knowledge and experience, and his success as a CEO, in the construction and manufacturing industries and his participation in business associations, which may be valuable towards identifying and evaluating business risks and opportunities for the Company.

Pablo I. Altieri, M.D. (Age 69) – Dr. Altieri has been a director of the Company since 1990 (including terms as a director of Oriental Bank) and is a member of its Corporate Governance and Nominating Committee and its Compensation Committee. He is a cardiologist and a Professor of Medicine and Physiology at the University of Puerto Rico, School of Medicine. Dr. Altieri is a member of the Board of Directors of TUTV (PR Broadcasting Studios), and Director of the Board of the Catastrophic Fund of Puerto Rico. He is also a member of the American Heart Association, American College of Cardiology, European Society of Cardiology, American Federation of Clinical Research, Muscle Society, and American Electrophysiology Society.

Our Board of Directors concluded that Mr. Altieri should serve as a director of the Company. The Board based its conclusion on his professional experience as a medical doctor which may assist the Company in maximizing business opportunities with professionals in the health services industry, one of the local markets targeted by the Company.

Francisco Arriví (Age 67) – Mr. Arriví has been a director of the Company since 1998 (including terms as a director of Oriental Bank) and is the Chairman of its Compensation Committee and a member of its Audit and Compliance Committee. Mr. Arriví has been the President and Chief Executive Officer of Pulte International Caribbean LP, in San Juan, Puerto Rico, a subsidiary of PulteGroup, Inc. (a publicly traded company), since March 1999. He was the President and Chief Executive Officer and a director of Interstate General Properties, LP, S. E., San Juan, Puerto Rico, a subsidiary of Interstate General Company, LP, a publicly traded company, after having served as the Vice President and Chief Financial Officer from 1990 to 1995. Mr. Arriví was also Vice President and Manager of the Real Estate Department of The Chase Manhattan Bank, N. A., in San Juan, Puerto Rico, from 1985 to 1990. He served as a Director of American Communities Property Trust, San Juan, Puerto Rico, a publicly traded company, from 1998 to 1999. From August 2000 to May 2001, he served as a director of the Puerto Rico Aqueduct and Sewer Authority (a Puerto Rico government instrumentality). He has served as a director of the Museo de Las Américas (a non-profit art museum in San Juan, Puerto Rico) since 2005. He is also a former director of the Puerto Rico Convention Center District Authority (a Puerto Rico government instrumentality).

Our Board of Directors concluded that Mr. Arriví should serve as a director of the Company. The Board based its conclusion on his prior experience with subsidiaries of publicly traded companies, his experience as a director of two major Puerto Rico public instrumentalities, and his extensive financial and managerial expertise, which make him highly qualified to fulfill his responsibilities as a director of the Company.

Directors whose terms expire in 2015

Julian S. Inclán (Age 65) – Mr. Inclán has been a director of the Company since August 2008 (including terms as a director of Oriental Bank) and is the Chairman of its Board of Directors and the Board of Directors of our principal subsidiary, Oriental Bank. Mr. Inclán is also a member of each of the Company’s Board Committees. He previously served as a director of the Company from 1995 to 2006. He has been the President of American Paper Corporation, San Juan, Puerto Rico, a distributor of fine papers, office supplies and graphic art supplies, since September 1994. Mr. Inclán has served as Managing General Partner of Calibre, S. E., a real estate investment company, since 1991, and as President of Inclán Realty, Inc., San Juan, Puerto Rico, a real estate development company, since 1995. He is also the Managing Partner of Hamlet Associates, in San Juan, Puerto Rico, a real estate development company since 1999. He holds a Masters in Business Administration with a concentration in Finance and Economics from Columbia University, New York, NY.

Our Board of Directors concluded that he should serve as a director of the Company. The Board based its conclusion on his prior experience as a director of the Company and in managing his distribution and real estate businesses, which may assist the Company in evaluating and overseeing diverse business opportunities.

Pedro Morazzani, C.P.A., C.V.A., C.F.E. (Age 60) – Mr. Morazzani has been a director of the Company since 2006 (including terms as a director of Oriental Bank), and is the Chairman of its Audit and Compliance Committee. Mr. Morazzani is a Certified Public Accountant, Certified Valuation Analyst and Certified Fraud Examiner. He is a partner of the accounting firm Zayas, Morazzani & Co., in San Juan, Puerto Rico. Mr. Morazzani is also the President of the Puerto Rico Chapter of the National Association of Certified Valuation Analysts. Previously, he was a Senior Manager at Peat, Marwick, Mitchell & Co. (presently known as KPMG LLP), San Juan, Puerto Rico. He also served as the President of the Peer Review Committee of the Puerto Rico Society of Certified Public Accountants. He is very active in providing litigation support, consulting, forensic, and business valuation services. As such, he has been designated by courts to serve as a commissioner and as a designated valuator. Throughout the years, he has been involved in providing specialized services, such as forensic analysis, to the Puerto Rico and United States governments, including the Office of the Commissioner of Financial Institutions of Puerto Rico and the U.S. Marshals Service. Mr. Morazzani has been an instructor at various seminars on technical matters, including business valuations of private businesses, fraud, litigation support, and audit and accounting matters.

Our Board of Directors concluded that he should serve as a director of the Company. The Board based its conclusion on his extensive accounting and financial expertise and his strong advocacy for corporate governance, ethics and fairness, which make him highly qualified to serve on the Board and its Audit and Compliance Committee.

Executive officers who are not directors

The following information is provided with respect to the executive officers who do not serve on our Board of Directors. There are no arrangements or understandings pursuant to which any of the following executive officers was selected as an officer of the Company. No executive officer is related to any of our directors or executive officers, by blood, marriage or adoption (excluding those that are more remote than first cousin).

José Ramón González, Esq. (Age 58) – Mr. González is our Senior Executive Vice President in charge of Banking and Financial Services. Mr. González most recently served as a member of the Board of Directors of Santander BanCorp. (NYSE: SBP) since 2000. From 2002 to 2008 he was Vice Chairman of the Board, President and CEO of Santander BanCorp. Having joined Santander in 1996 as President and CEO of its securities broker-dealer, he was named Senior Executive Vice President and Chief Financial Officer of the holding company in 2001. Mr. González remains a member of the Board of Directors of the Federal Home Loan Bank of New York, which he joined in 2004, and its Vice Chairman since 2008. In 1983, Mr. González began his career in banking as Vice President, Investment Banking, for Credit Suisse First Boston, and later, from 1989 until 1995, as President and CEO of its Puerto Rico subsidiary. He served as President and CEO of the Government Development Bank for Puerto Rico, the Puerto Rico government’s fiscal agent, from 1986 to 1989. He received a B.A. in Economics from Yale University and an M.B.A. and Juris Doctor from Harvard University. He is a past President of the Puerto Rico Bankers Association and the Securities Industry Association of Puerto Rico.

Ganesh Kumar (Age 49) – Mr. Kumar is Executive Vice President and Chief Financial Officer responsible for corporate finance, strategic planning, accounting and financial reporting, and business analytics. In addition, he manages administrative functions, such as human resources and information technology. Previously, he served as our Chief Operating Officer and Chief Risk Officer. Before joining the Company in 2004, he was a director of consulting at Gartner Inc. (NYSE: IT), an industry leading research and advisory firm where he assisted a wide array of financial service companies develop technology-enabled strategies and operational plans to meet desired results. Prior to Gartner, he was a manager at McKesson Corporation (NYSE: MCK) from 1997 to 1999; a planning and technology architect at Intercontinental Hotels Group (NYSE: IHG) from 1995 to 1997; and a consultant to financial services clients worldwide from 1986 to 1995.

Norberto González, C.P.A., J.D. (Age 54) – Mr. González is Executive Vice President and Chief Risk Officer responsible for enterprise risk management, asset and liability management, compliance, internal audit, loan review, and loss share and regulatory relationships. Previously, he served as our Chief Financial Officer. Before joining the Company in March 2003, he was Executive Vice President and Risk Management Director of Banco Bilbao Vizcaya Argentaria Puerto Rico (“BBVAPR”), which was recently acquired by the Company from Spain’s second largest bank. He was Senior Vice President of Credit Administration of PonceBank (a publicly held financial institution acquired by BBVAPR in 1998) from 1992 to 1998. He started his professional career at Peat Marwick Mitchell & Co. (now KPMG LLP), where he worked from 1980 to 1992, becoming a Senior Manager specializing in audit and consulting services to financial institutions. Mr. González graduated magna cum laude in 1980 from the University of Puerto Rico, where he obtained a bachelor’s degree in Business Administration with a major in Accounting. In 2001, he earned a Juris Doctor from the University of Puerto Rico’s School of Law. Mr. González is a member of the Puerto Rico Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

César A. Ortiz, C.P.A., Esq. (Age 38) – Mr. Ortiz is Senior Vice President and Chief Accounting Officer. He was our Controller from 2010 through 2012 and our Chief Risk Officer from June 2007 through December 2009. Prior to joining the Company, he worked at Doral Financial Corporation as Chief Accounting Officer and Controller. He started his career in the financial services industry at PricewaterhouseCoopers, LLP where he attained the position of Senior Manager. Mr. Ortiz received his Bachelors Degree in Business Administration from the University of Puerto Rico in 1997 and his Juris Doctor from the Interamerican University in 2005. He is a Certified Public Accountant and is admitted to practice law in Puerto Rico. Mr. Ortiz is also a Certified Management Accountant, Certified Financial Manager and Certified Bank Auditor.

Ramón Rosado, Esq. (Age 49) – Mr. Rosado is Senior Vice President and Treasurer. Mr. Rosado has 20 years of experience in bank treasury and investment portfolio management. Prior to joining the Company in October 2010, he was the Treasurer and Chief Investment Officer of Westernbank Puerto Rico, and before that, he was Executive Vice President and Treasurer of BBVAPR. He served as a member of the Executive Committees and Asset and Liability Management Committees of both banks. Mr. Rosado has a B.S. in Finance from Georgetown University, an M.B.A. in International Business from George Washington University, and a Juris Doctor from the University of Puerto Rico. He is admitted to practice law in Puerto Rico.

BOARD INDEPENDENCE, LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Except for José Rafael Fernández, who is our President and CEO, all of our directors are “independent” pursuant to the corporate governance listing standards adopted by the New York Stock Exchange (“NYSE”) for listed companies.

Our Board of Directors has adopted standards and definitions to assist it in the evaluation of the independence of its members. The standards and definitions adopted by the Board describe various types of relationships that could potentially exist between a director and the Company and sets thresholds at which such relationships would be deemed to be material. If no relationship or transaction exists that would disqualify a director from being independent under such standards and definitions, and no other relationships or transactions exist of a type not specifically mentioned therein that in the Board’s opinion, taking into account all facts and circumstances, would impair a director’s ability to exercise his or her independent judgment, the Board will deem such director to be independent. Such standards and definitions are available on our website at www.orientalfg.com.

Our corporate leadership structure entails a split in the roles of the Chairman of the Board and the CEO. The position of Board Chairman is held by Mr. Inclán, an independent director, whereas the position of CEO is held by Mr. Fernández. We believe that the separation of the Chairman and CEO positions is the most appropriate structure for us because it (i) promotes a balance of power; (ii) provides a more effective channel for our Board of Directors to express its views on management; (iii) provides our CEO with more independent guidance and feedback on his performance; and (iv) allows our Board of Directors to more effectively monitor corporate governance, risk oversight, and fulfill regulatory requirements. Moreover, such split allows our CEO to focus on leading the Company, while our Chairman can focus on leading the Board.

Our Board of Directors, the Audit and Compliance Committee, the Compensation Committee, and management’s Asset and Liability Management Committee (the “ALCO Committee”), Executive Credit Committee and Risk Management and Compliance Committee, are actively involved in overseeing the management of the risks involved in our business and operations. However, the Board ultimately determines the level of risk that is acceptable for the Company within general guidelines and regulatory requirements. The Board considers that effective risk management is a fundamental part of good management practice and is committed to maintaining sound risk management systems. To this end, the Board is responsible for adopting several risk policies and reviewing the effectiveness of our risk management program. In order to appropriately discharge their risk oversight functions, the Board, the Audit and Compliance Committee, and the Compensation Committee have access to senior management and the right to consult with and retain independent legal and other advisors at our expense pursuant to our Corporate Governance Principles and Guidelines. The Board and the Audit and Compliance Committee also regularly meet with and receive written reports from senior management, including our Chief Risk Officer and Internal Audit Department, who evaluate significant risk exposures and contribute to our risk management and internal control system. The Compensation Committee assists the Board in ensuring that our compensation program encourages decision-making that is in the best long-term interest of the Company and its shareholders as a whole, and does not encourage excessive or inappropriate risk-taking. Moreover, the ALCO Committee has responsibility for overseeing the management of our assets and liabilities to balance our risk exposures. Its principal objective is to enhance profitability while maintaining appropriate levels of liquidity and interest rate risks. The Executive Credit Committee has responsibility for setting strategies to achieve our credit risk goals and objectives in accordance with the credit policy approved by our Board of Directors. The Risk Management and Compliance Committee has responsibility for the implementation of our risk management program. In sum, all such committees assist and report to the Board in connection with the monitoring and oversight of certain risks and/or the implementation of the policies and objectives adopted by the Board.

COMPENSATION RISK ASSESSMENT

We believe that our approach to setting goals and targets with payouts at multiple levels of performance and the evaluation of annual performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our compensation program reflect sound risk management practices, such as our recently implemented Compensation Recoupment Policy and Directors and Officers Stock Ownership Policy, which are described below under the heading “Compensation Discussion and Analysis.” We allocate compensation among base salary and incentive compensation (bonus and equity awards) to target opportunities in such a way as to not encourage excessive risk-taking. Furthermore, although the performance measures that determine bonus and equity awards for certain business unit leaders are based in part on the achievements of their respective business units, the measures that determine payouts for all of our executives include company-wide metrics. Such metrics are given greater weight in the case of NEOs. This is based on our belief that applying company-wide metrics encourages decision-making that is consistent with our philosophy and that is in the best long-term interests of the Company and its shareholders as a whole. Moreover, the mix of equity awards in our incentive program that includes full value awards, such as restricted stock units, and the minimum stock ownership requirements applicable to our top executives also mitigate risk. Finally, the multi-year vesting of our equity awards properly accounts for the time horizon of risk.

BOARD MEETINGS

Our Board of Directors held twelve meetings in 2012. No incumbent director attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings of Board committees in which he served in that year. Board members are required to attend our annual meeting of shareholders. All Board members then in office attended last year’s annual meeting of shareholders, except for Mr. Gil de Lamadrid who was excused.

EXECUTIVE MEETINGS OF NON-MANAGEMENT DIRECTORS

Our Board of Directors holds regular meetings of “non-management directors” (that is, directors who are not executive officers of the Company) to promote open discussions and better communication among such directors concerning our CEO’s performance. Julian S. Inclán, the Chairman of the Board, has been chosen to preside at such meetings.

BOARD COMMITTEES

Our Board of Directors has three standing committees: the Audit and Compliance Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

The Audit and Compliance Committee assists our Board of Directors in its oversight of our financial reporting process, internal controls, and legal and regulatory compliance, and meets regularly without management’s presence. It fulfills its oversight responsibilities by reviewing: (a) the integrity of the financial reports and other financial information provided by us to any governmental or regulatory body or to the public; (b) our systems of internal controls regarding finance, accounting, legal and regulatory compliance, and ethics that management and our Board of Directors have established; and (c) our auditing, accounting, and financial reporting processes generally. The members of this committee are Pedro Morazzani, Chairman, Francisco Arriví, Juan Carlos Aguayo, and Julian S. Inclán. Our Board of Directors has determined that each member of this committee is financially literate or has accounting or related financial management expertise, and that Pedro Morazzani is the “audit committee financial expert,” as such term is defined in Item 407(d)(5) of U.S. Securities and Exchange Commission (“SEC”) Regulation S-K. It met twelve times in 2012.

The Audit and Compliance Committee operates pursuant to a written charter that has been approved by our Board of Directors, a current copy of which is available on our website at www.orientalfg.com. All of its members are independent directors as required by the NYSE and the SEC.

The Compensation Committee discharges the responsibilities of our Board of Directors relating to compensation of our directors and executive officers, and meets regularly without management’s presence. Its general responsibilities are: (a) reviewing and approving corporate goals and objectives relevant to the compensation of the CEO; (b) evaluating the CEO’s performance in light of those goals and objectives; (c) making recommendations to our Board of Directors with respect to CEO, director, and executive officer compensation, incentive and equity-based compensation plans; (d) producing a committee report on executive compensation; and (e) conducting an annual performance evaluation of itself. This committee also administers our equity-based compensation plan and is given absolute discretion to, among other things, construe and interpret the plan; to prescribe, amend and rescind rules and regulations relating to the plan; to select the persons to whom plan awards will be given; to determine the number of shares subject to each plan award; and to determine the terms and conditions to which each plan award is subject. The members of this committee are Francisco Arriví, Chairman, José E. Rossi, Pablo I. Altieri and Julian Inclán. It met five times in 2012.

The Compensation Committee operates pursuant to a written charter that has been approved by our Board of Directors, a current copy of which is available on our website at www.orientalfg.com. All of its members are independent directors as required by the NYSE.

The Corporate Governance and Nominating Committee assists our Board of Directors by: (a) identifying individuals qualified to become directors consistent with criteria approved by the Board; (b) selecting or recommending that the Board select the director nominees for the next annual meeting of shareholders; (c) developing and recommending to the Board a set of corporate governance principles applicable to us that are consistent with sound corporate governance practices and in compliance with applicable legal, regulatory, or other requirements; (d) monitoring and reviewing any other corporate governance matters which the Board may refer to this committee; and (e) overseeing the evaluation of the Board and management. It meets regularly without management’s presence. The members of this committee are Juan Carlos Aguayo, Chairman, José E. Rossi, Pablo I. Altieri, and Julian S. Inclán. It met four times in 2012.

The Corporate Governance and Nominating Committee operates pursuant to a written charter that has been approved by our Board of Directors, a current copy of which is available on our website at www.orientalfg.com. All of its members are independent directors as required by the NYSE.

Pursuant to our by-laws, no nominations for directors, except those made by our Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee, will be voted upon at the annual meeting unless other nominations by shareholders are made in writing, together with the nominee’s qualifications for service and evidence of his or her willingness to serve on our Board of Directors, and delivered to the Secretary of the Board at least 120 days prior to the anniversary date of the mailing of proxy materials in connection with last year’s annual meeting. Ballots bearing the names of all of the persons nominated by our Board of Directors and by shareholders, if properly made, will be provided for use at the annual meeting. The Corporate Governance and Nominating Committee has not established any specific, minimum qualifications that it believes must be met by a nominee recommended by such committee for a position on our Board of Directors. The committee instead considers general factors, including, without limitation, the candidate’s experience with other businesses and organizations, the interplay of such experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any of its committees.

The Corporate Governance and Nominating Committee generally identifies qualified candidates on the basis of recommendations made by existing directors or management. There are no differences in the manner in which the committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. The committee will consider potential nominees by management, shareholders or other members of the Board, and develop and evaluate information from a variety of sources regarding the potential nominee before making a decision.

Pursuant to its charter, the Corporate Governance and Nominating Committee considers diversity, among other factors such as competencies, experience, age and other appropriate qualities, to determine which candidates it recommends to our Board of Directors for approval as nominees. The committee focuses mainly on achieving a balance of experience on the Board that represents a cross-section of the local community, including directors with experience in the public and private sector, experience in the medical, legal and accounting professions, and experience in a variety of industries relevant to our business needs. To achieve such balance, the committee annually updates and reviews a Board skills matrix to determine any shortcomings in the diversity and competencies of the Board and to assist in identifying nominees for directors that have the skills and knowledge to strengthen the Board.

CORPORATE GOVERNANCE PRINCIPLES AND GUIDELINES

We have adopted a set of Corporate Governance Principles and Guidelines to promote the functioning of our Board of Directors and its committees, to protect and enhance shareholder value, and to set forth a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions. We have also adopted a Code of Business Conduct and Ethics that reaffirms our basic policies of business conduct and ethics for our directors, officers, employees and agents. It consists of basic and general standards of business as well as personal conduct. The Corporate Governance Principles and Guidelines and the Code of Business Conduct and Ethics are available on our website at www.orientalfg.com.

Any shareholder who desires to contact our Board of Directors or any of its members may do so by writing to: Chairman of the Board, Oriental Financial Group Inc., P.O. Box 195145, San Juan, Puerto Rico 00919-5145. Alternatively, any interested party, including, without limitation, shareholders and employees, may communicate directly with the independent members of the Board or report possible legal or ethical violations, including, without limitation, concerns regarding questionable accounting or auditing matters. Any such interested party may direct his or her written communication or report, anonymously, to the Chairman of the Audit and Compliance Committee. The mailing, postage prepaid, should be marked “confidential” and addressed as follows:

Chairman of Audit and Compliance Committee Oriental Financial Group Inc. P.O. Box 195145 San Juan, Puerto Rico 00919-5145	or	Chairman of Audit and Compliance Committee Oriental Financial Group Inc. Professional Offices Park 997 San Roberto Street, 10th Floor San Juan, Puerto Rico 00926

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are required to have a separate non-binding shareholder vote to approve the compensation of our Named Executive Officers at least once every three years. This is commonly known as a “say-on-pay” vote. At the annual meeting of shareholders held in 2011, a majority of our shareholders voted in favor of holding the say-on-pay vote every year. As previously disclosed, the Company has decided to hold such vote every year until the next shareholder advisory vote on the frequency of future advisory votes on executive compensation.

We have in place a comprehensive executive compensation program under the oversight of the Compensation Committee of our Board of Directors. Our program is described under the heading “Compensation Discussion and Analysis” and in the tabular and narrative disclosures related to Named Executive Officers in this proxy statement. The Compensation Committee continually monitors the program as well as general economic, regulatory and legislative developments affecting executive compensation.

Our executive compensation program is intended to reward achievements of individual and business performance objectives, and to align such objectives with our corporate governance principles and the creation of shareholder value. Our main objective is to attract and retain the most talented and effective executive team for the Company by providing an appropriate mix of fixed versus variable compensation while emphasizing pay-for-performance in accordance with our short and long term goals. We will continue to pursue compensation arrangements that are intended to align the financial interests of our executives with the long-term interests of our shareholders.

This proposal gives you the opportunity to vote for or against, or abstain from voting on, the following resolution related to the compensation of our Named Executive Officers:

RESOLVED, that the compensation paid to the Company’s named executive officers disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Since your vote is advisory, it is not binding on the Company or our Board of Directors, and may not be construed as overruling any of our executive compensation decisions. However, our Board of Directors and its Compensation Committee may take into account the voting results when considering future compensation arrangements.

Our Board of Directors recommends that you vote “FOR” this proposal.

PROPOSAL 3: REPLENISHMENT AND INCREASE OF SHARES RESERVED

FOR ISSUANCE UNDER THE 2007 OMNIBUS PERFORMANCE INCENTIVE PLAN

Our Board of Directors has unanimously adopted a resolution to submit to a vote of our shareholders a proposal to replenish and increase the number of shares reserved for issuance under the Omnibus Plan. The aggregate number of shares of our common stock originally reserved for issuance thereunder was 550,000, which was fully replenished with an additional 420,307 shares upon the approval by our shareholders at our 2010 annual meeting. As of December 31, 2012, awards representing 907,983 shares have been granted and issued under the Omnibus Plan. Therefore, there are currently 62,824 shares available for awards under the Omnibus Plan, and 249,700 awards for additional shares have been granted subject to shareholder approval of this proposal. If approved by our shareholders at the annual meeting, this proposal will replenish and increase the total number of shares reserved for issuance by 1,437,176 shares to 1,500,000. Given the scarcity of shares currently available under the Omnibus Plan and the significant growth of the Company and its officers and key employees through the recent acquisition of the Puerto Rico operations of Banco Bilbao Vizcaya Argentaria, S.A., additional shares must be reserved for issuance under the Omnibus Plan to continue to meet our objectives of attracting, motivating and retaining our directors, officers and key employees and strongly aligning their interests with the long-term interests of our shareholders.

Our Board of Directors recommends that you vote “FOR” this proposal.

DESCRIPTION OF THE OMNIBUS PERFORMANCE INCENTIVE PLAN

The following summary of the terms and conditions of the Omnibus Plan is qualified in its entirety by reference to the full text of the Omnibus Plan, which as amended and restated, is attached to this proxy statement as Appendix A.

General

On June 27, 2007, our shareholders formally adopted the Omnibus Plan, which was amended and restated on June 18, 2008, and further amended on March 31, 2010. The Omnibus Plan provides for equity-based compensation incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalents, as well as equity-based performance awards. The purpose of the Omnibus Plan is to provide flexibility for us to attract, retain and motivate directors, officers, and key employees through the grant of awards based on performance and to adjust our compensation practices to the best compensation practice and corporate governance trends as they develop from time to time. The Omnibus Plan is further intended to motivate high levels of individual performance coupled with increased shareholder returns. Therefore, awards under the Omnibus Plan (each, an “Award”) are intended to be based upon the recipient’s individual performance, level of responsibility, and potential to make significant contributions to us. Generally, the Omnibus Plan will terminate as of (a) the date when no more of our shares of common stock (the “Common Stock”) are available for issuance under the Omnibus Plan, or, if earlier, (b) the date our Omnibus Plan is terminated by our Board of Directors.

Description of the Plan

The Compensation Committee of the Board, or such other committee as the Board may designate (the “Committee”), administers the Omnibus Plan. The Committee must consist exclusively of two or more members, each of whom must be an “independent director” under the corporate governance listing standards of the NYSE.

The Committee has full authority to interpret and administer the Omnibus Plan in order to carry out its provisions and purposes. The Committee has the authority to determine those persons eligible to receive Awards, to establish the terms and conditions of any Awards, and to accelerate the exercise or vesting schedule of certain Awards. The Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any employee or group of employees any portion of its authority and powers under the Omnibus Plan with respect to participants who are not directors or executive officers subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934. Only the Committee may exercise authority in respect of Awards granted to such participants. The Committee may also condition the grant of any Award on entering into a written agreement containing covenants not to compete, not to solicit our employees and customers, and not to disclose confidential information.

Eligibility

Awards may be made to any individual who is our employee (including each officer) and to any of our non-employee directors, including employees, officers and non-employee directors of our subsidiaries.

Types of Awards

The Omnibus Plan provides for grants of incentive stock options (“ISOs”) qualifying for special tax treatment under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Code”), qualified stock options (“QSOs”) qualifying for special tax treatment under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended (the “Puerto Rico Code”), and pursuant to the transitory provisions under the Puerto Rico Internal Revenue Code of 2011, as amended (the “2011 PR Code”), under Section 1040.08 of the 2011 PR Code, nonstatutory stock options (“Nonstatutory Options,” and together with ISOs and QSOs, “Options”), stock appreciation rights (“SARs”), restricted stock units (“Restricted Units”), restricted stock (“Restricted Stock”), dividend equivalents (“Dividend Equivalents”), performance units (“Performance Units”) and performance shares (“Performance Shares”), whether granted singly, in combination or in tandem, pursuant to which Common Stock or cash may be delivered to the Award recipient.

Shares Subject to the Omnibus Plan

The maximum number of shares of Common Stock issuable under the Omnibus Plan is 1,500,000. To the extent that any shares of Common Stock subject to an Award are not issued because the Award expires without having been exercised, is cancelled, repurchased by us, terminated, forfeited or is settled without issuance of Common Stock (including, but not limited to, shares tendered to exercise outstanding Options, shares tendered or withheld for taxes on Awards or shares issued in connection with a Restricted Stock Award that are subsequently forfeited), such shares will be available again for grants of Awards under the Omnibus Plan. The shares to be delivered under the Omnibus Plan may consist, in whole or in part, of Common Stock purchased by us for the purpose of such Awards, treasury Common Stock or authorized but unissued Common Stock not reserved for any other purpose.

Options

Options entitle the recipient to purchase shares of Common Stock at the exercise price specified by the Committee in the recipient’s Option agreement. The Omnibus Plan permits the grant of ISOs, QSOs and Nonstatutory Options. The Committee will generally determine the terms and conditions of all Options granted; provided, however, that, generally, Options must be granted with an exercise price at least equal to the fair market value of a share of Common Stock on the date of grant. Options shall not be exercisable for more than 10 years after the date of grant (except in the event of death) and no Option that is intended to be an ISO or a QSO may be granted after the tenth anniversary of the date the Omnibus Plan was approved by the Board. Options will become exercisable as determined by the Committee, and the Committee may establish performance-based criteria for the exercisability of any Option. For purposes of the Omnibus Plan, “fair market value” generally means, on any given date, the price of the last trade in the Common Stock on such date on the NYSE (or if not listed on the NYSE, on such other national securities exchange or recognized quotation system on which trading prices of the Common Stock are then listed or quoted). If there are no trades on the relevant date, the “fair market value” for that date means the closing price on the immediately preceding date on which Common Stock transactions were reported.

Except as a result of an “adjustment event,” the Committee does not have the power or authority to reduce the exercise price of any outstanding Option or to grant any new Options in substitution for or upon the cancellation of Options previously granted, which would have the effect of reducing the exercise price of any outstanding option.

Stock Appreciation Rights (SARs)

A SAR is a contractual right granted to the participant to receive, either in cash or Common Stock, an amount equal to the appreciation of one share of Common Stock from the date of grant. SARs may be granted as freestanding Awards or in tandem with other types of grants. Unless the Committee otherwise determines, the terms and conditions applicable to (i) SARs granted in tandem with Options will be substantially identical to the terms and conditions applicable to the tandem Options, and (ii) freestanding SARs will be substantially identical to the terms and conditions that would have been applicable were the grant of the SARs a grant of Options. SARs that are granted in tandem with an Option may only be exercised upon surrender of the right to exercise such Option for an equivalent number of shares. The Committee may cap any SAR payable in cash.

Restricted Stock, Restricted Units and Dividend Equivalents

The Omnibus Plan provides for the grant of Restricted Stock, Restricted Units and Dividend Equivalents, which are converted to shares of Common Stock upon the lapse of restrictions. The Committee may, in its discretion, pay the value of Restricted Units and Dividend Equivalents in Common Stock, cash or a combination of both.

A share of Restricted Stock is a share of Common Stock that is subject to certain transfer restrictions and forfeiture provisions for a period of time as specified by the Committee in the recipient’s Award agreement. A Restricted Unit is an unfunded, unsecured right (which is subject to forfeiture and transfer restrictions) to receive a share of Common Stock at the end of a period of time specified by the Committee in the recipient’s Award agreement. A Dividend Equivalent represents an unfunded and unsecured promise to pay an amount equal to all or any portion of the regular cash dividends that would be paid on a specified number of shares of Common Stock if such shares were owned by the Award recipient. Dividend Equivalents may be granted in connection with a grant of Restricted Units, Options, SARs and/or Performance Shares.

The restrictions on Restricted Stock and Restricted Units will lapse on such date as is determined by the Committee. Generally, a participant will, subject to any restrictions and conditions specified by the Committee, have all the rights of a shareholder with respect to shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A participant will not have the rights of a shareholder with respect to Restricted Units or Dividend Equivalents.

Performance Units

At the discretion of the Committee, awards of Performance Units, payable in cash, Common Stock, or a combination of cash and Common Stock, may be made to participants. Performance cycles are generally multiple years, where performance may be measured by objective criteria other than the appreciation or depreciation of Common Stock value.

Performance Shares

The Committee also has the discretion to grant Performance Shares which are Awards of units denominated in Common Stock. The number of such units is determined over the performance period based on the satisfaction of performance goals. Awards of Performance Shares are payable in Common Stock.

Treatment of Awards on Termination of Employment or Service as a Non-Employee Director

The Omnibus Plan contains guidelines for the treatment of Awards upon a participant’s termination of employment or service as a non-employee director, which the Committee has discretion to change with respect to employees. Such provisions are generally as follows:

Resignation. If a participant voluntarily terminates employment, his or her outstanding Options, SARs, Restricted Stock, Restricted Units, Performance Units, Performance Shares and associated Dividend Equivalents granted but not yet exercised by the participant are forfeited as of the date of such resignation, and are not thereafter exercisable or payable, unless otherwise determined by the Committee.

Termination for Cause. If a participant’s employment is terminated for “cause,” all his or her outstanding Options, SARs, Restricted Stock, Restricted Units, Performance Units, Performance Shares and associated Dividend Equivalents are forfeited at the time of such termination, and the Committee may require that the participant disgorge any profit, gain or benefit from any such Award exercised up to 12 months prior to the participant’s termination.

For purposes of the Omnibus Plan, “cause” includes dishonesty, fraud or misrepresentation; inability to obtain or retain appropriate licenses; violation of any rule or regulation of any regulatory agency or self-regulatory organization, or of any of our policies; commission of a crime; breach of a written covenant or agreement not to misuse property or information; or any act or omission detrimental to the conduct of our business in any way.

Termination of Service as a Non-Employee Director. If a participant’s service as a non-employee director is terminated for reasons other than for “cause,” all his or her outstanding Restricted Stock, Restricted Units, Performance Units, Performance Shares and associated Dividend Equivalents will be adjusted so that he or she receives a payment calculated as follows: (i) the number of such Awards granted will be calculated by multiplying the grant by a fraction, the numerator of which is the number of full months in the applicable vesting period or performance cycle during which he or she was a non-employee director and the denominator of which is the number of months in the applicable vesting period or performance cycle (with a partial month worked counted as a full month if he or she is an active non-employee director for 15 days or more in that month), and (ii) the resulting number of such Awards will be considered vested and payment will be made to him or her based on such pro-rated Award. If the Awards consist of Options or SARs, any such Options or SARs which are exercisable on the date of the non-employee director’s termination may be exercised at any time prior to the earlier to occur of (i) the expiration date of the Options or SARs, or (ii) such date following his or her termination as the Committee determines at the time of grant.

If a participant’s service as a non-employee director is terminated for “cause,” all his or her outstanding Options, SARs, Restricted Stock, Restricted Units, Performance Units, Performance Shares and associated Dividend Equivalents are forfeited at the time of such termination, and the Committee may require that the participant disgorge any profit, gain or benefit from any such Award exercised up to 12 months prior to the participant’s termination.

Death or Disability. The Omnibus Plan also has provisions for the treatment of Awards following termination of a participant’s employment due to death, disability or for other reasons, which permit the exercise of vested stock options, but do not provide for automatic vesting upon any such event.

Non-Transferability of Awards

Generally, no Awards granted under the Omnibus Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Adjustment in Capitalization

If an “adjustment event” occurs, the Committee, in its discretion, will adjust proportionately (i) the aggregate number of shares of Common Stock available for Awards, (ii) the aggregate limitations on the number of shares that may be awarded as a particular type of Award, and (iii) the aggregate number of shares subject to outstanding Awards and the respective exercise prices or base prices applicable to outstanding Awards. For purposes of the Omnibus Plan, “adjustment event” means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event affecting the Common Stock. To the extent deemed equitable and appropriate by the Committee, and subject to any required action by our shareholders, with respect to any “adjustment event” that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the Omnibus Plan shall be deemed to pertain to the securities and other property, including cash, which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such an “adjustment event.”

Any shares of stock or cash or other property received with respect to any Restricted Stock Award or Restricted Unit Award as a result of any adjustment event or any distribution of property will (except in the case of a change of control or as otherwise provided by the Committee) be subject to the same terms, conditions and restrictions as are applicable to such shares of Restricted Stock or Restricted Units.

Change of Control

Upon the occurrence of a “change of control”, each outstanding Option and SAR shall become fully exercisable and all restrictions on outstanding Restricted Stock and Restricted Units will lapse. In addition, any Performance Unit Awards and Performance Share Awards outstanding will be paid in full at target. Such payments will be made in cash within 30 days of the change of control. The Committee may, in its discretion, provide for cancellation of each Option, SAR, Restricted Stock and Restricted Stock Unit in exchange for a cash payment per share based upon the change of control price. This change of control price is the highest share price paid in conjunction with any transaction resulting in a change of control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash). Notwithstanding the forgoing, no acceleration of vesting or exercisability, cancellation, cash payment or other settlement may occur with respect to any Option, SAR, Restricted Stock, Restricted Unit, Performance Unit Award or Performance Share Award if the Committee reasonably determines in good faith prior to the change of control that such Awards will be honored or assumed or equitable replacement awards will be made by a successor employer immediately following the change of control and that such Awards will vest and payments will be made if a participant is involuntarily terminated without cause.

For purposes of the Omnibus Plan, “change of control” will be deemed to have occurred if: (i) any “person” (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934) other than by the Group, its subsidiaries or any employee benefit plan of the Group or its subsidiaries acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Group as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (ii) there is a consummation of (A) any consolidation or merger of the Group in which the Group is not the surviving corporation (other than a merger of the Group in which the holders of Common Stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Group to an entity which is not a wholly-owned subsidiary of the Group.

Amendment

Our Board of Directors may, at any time amend, modify, suspend or terminate the Omnibus Plan, in whole or in part, without notice to or the consent of any participant or employee; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Omnibus Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR may be granted), (iii) change the individual Award limits, or (iv) require shareholder approval under NYSE rules, will be subject to the approval of our shareholders. No amendment, modification or termination of the Omnibus Plan may in any manner adversely affect any Award theretofore granted under the Omnibus Plan, without the consent of the participant. However, for purposes of this provision, any payments made in accordance with the change of control provision described above, other accelerations of payments under the Omnibus Plan, or any decision by the Committee to limit participation or other features of the Omnibus Plan prospectively, will not be deemed an “adverse amendment” of the Omnibus Plan.

No Limitation on Compensation; Scope of Liabilities

Nothing in the Omnibus Plan limits our right to establish other plans if and to the extent permitted by applicable law. Our liability including that of our subsidiaries, under the Omnibus Plan is limited to the obligations expressly set forth in the Omnibus Plan.

Tax Implications for Certain Awards

The following is a brief description of the Puerto Rico and U.S. federal income tax consequences generally arising with respect to the grant of Options and SARs under the Omnibus Plan.

Puerto Rico Code. A recipient of a QSO does not recognize income for Puerto Rico income tax purposes at the time of the grant of an option. In addition, no income for Puerto Rico income tax purposes is recognized at the time a QSO is exercised. On a subsequent sale or exchange of the shares acquired pursuant to the exercise of a QSO, the optionee may have taxable long-term or short-term capital gain or loss for Puerto Rico income tax purposes, depending on whether the shares were held for more than six months, measured by the difference between the amount realized on the disposition of such shares on his or her tax basis in such shares. Tax basis for Puerto Rico income tax purposes will, in general, be the amount paid for the shares. We will not be entitled to a business expense deduction in respect of the grant of the option, the exercise thereof or the disposition of the shares.

With respect to a Nonstatutory Option, a recipient of a Nonstatutory Option does not recognize income for Puerto Rico income tax purposes at the time of grant of the Nonstatutory Option. The difference between the fair market value of the shares of stock on the date of exercise and the stock option exercise price generally will be treated as compensation income for Puerto Rico income tax purposes upon exercise, and we will be entitled to a deduction for Puerto Rico income tax purposes in the amount of income so recognized by the optionee. Upon a subsequent disposition of the shares, the difference between the amount received by the optionee and the fair market value of the shares of stock on the option exercise date will be treated as long or short-term capital gain or loss for Puerto Rico income tax purposes, depending on whether the shares were held for more than six months.

For Puerto Rico income tax purposes, SARs will not result in taxable income to the recipient or a tax deduction for us at the time of grant. The exercise of SARs will generally result in compensation in the amount of the cash payment taxable as ordinary income for Puerto Rico income tax purposes to the employee. We may generally claim a tax deduction for Puerto Rico income tax purposes in the amount of any cash paid.

Federal Tax Consequences. We and all of our operating subsidiaries, except Caribbean Pension Consultants, Inc., are organized under the laws of the Commonwealth of Puerto Rico and, at the present time, are not directly engaged in any trade or business in the United States (the “Non-U.S. Taxpayers”). Accordingly, the Non-U.S. Taxpayers are subject generally to a flat 30% federal income tax on their fixed or determinable, annual or periodic income, if any, from sources within the United States. The Non-U.S. Taxpayers would only be entitled to claim deductions in computing their U.S. income tax liability to the extent such deductions were directly related to any income effectively connected with the conduct of a trade or business in the United States. Because the Non-U.S. Taxpayers are not engaged in the conduct of a trade or business in the United States, the limitations imposed by Section 162(m) of the U.S. Code for compensation to certain highly paid executives should not limit the tax deductions available to the Non-U.S. Taxpayers under the Omnibus Plan for federal income tax purposes.

Caribbean Pension Consultants, Inc. and any other subsidiary organized under the laws of any state of the United States (the “U.S. Taxpayer”) generally will be entitled to a tax deduction for federal income tax purposes equal to the amount recognized as ordinary income by the recipient in connection with the exercise of a Nonstatutory Option or SAR. The U.S. Taxpayer generally is not entitled to a tax deduction for federal income tax purposes with respect to any amount that represents a capital gain to a recipient or that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance based compensation” under Section 162(m) of the U.S. Code. Accordingly, the U.S. Taxpayer will not be entitled to any tax deduction for federal income tax purposes with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to dispositions of the shares and may not be entitled to any deduction for federal income tax purposes with respect to certain Options or SARs that may be exercised by or granted to “covered employees.”

For purposes of the discussion below, some of the QSOs granted under the Omnibus Plan may also be treated as ISOs for purposes of Sections 421 and 422 of the U.S. Code.

Residents of Puerto Rico. Recipients of Options or SARs who are residents of Puerto Rico during the entire taxable year and perform services for us or our subsidiaries in Puerto Rico, will not have any gross income for federal income tax purposes either in respect of (1) the grant or the exercise of Options or (2) the grant of, or the receipt of cash payments upon exercise of, SARs.

Non-Residents of Puerto Rico and Residents of Puerto Rico who Perform Services Outside Puerto Rico. In general, an optionee who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside Puerto Rico, will not recognize taxable income for federal income tax purposes upon grant or exercise of an ISO and we and our subsidiaries will not be entitled to any business expense deduction for federal income tax purposes with respect to the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income for federal income tax purposes. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of our company or our subsidiaries (within the meaning of Section 422 of the U.S. Code) from the date the ISO is granted through the date three months before the date of exercise.

If the optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the optionee, the difference, if any, between the sales price of the shares and the exercise price of the Option will be treated as long-term capital gain or loss for federal income tax purposes. If the optionee does not satisfy these holding period requirements, the optionee will recognize ordinary income for federal income tax purposes at the time of the disposition of the shares, generally in an amount equal to excess of the fair market value of the shares at the time the Option was exercised over the exercise price of the Option. The balance of the gain realized, if any, will be long-term or short-term capital gain for federal income tax purposes, depending upon whether or not the shares were sold more than one year after the Option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the Option was exercised, the amount of ordinary income for federal income tax purposes will be limited to the amount realized on the sale over the exercise price of the Option. Subject to (1) any limitations imposed by Section 162(m) of the U.S. Code for federal income tax purposes, (2) the employee including such compensation in income for federal income tax purposes and (3) certain reporting requirements, we and our subsidiaries will be allowed a business expense deduction for federal income tax purposes to the extent the optionee recognized ordinary income. Upon any subsequent sale of the shares, the optionee will have taxable gain or loss for federal income tax purposes, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income for federal income tax purposes at the time the Option was exercised).

In general, an optionee who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside of Puerto Rico, to whom a Nonstatutory Option is granted will recognize no income for federal income tax purposes at the time of the grant of the Option. Upon exercise of a Nonstatutory Option, an optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the Option (or, if the optionee is subject to restrictions imposed by Section 16(b) of the Exchange Act, upon the lapse of those restrictions, unless the optionee makes a special election within 30 days after exercise to have income determined without regard to the restrictions). Subject to (1) any limitations imposed by Section 162(m) of the U.S. Code for federal income tax purposes, (2) the employee including such compensation in income for federal income tax purposes and (3) certain reporting requirements, we will be entitled to a tax deduction for federal income tax purposes in the same amount. Upon a subsequent sale of the shares, the optionee will have taxable gain or loss for federal income tax purposes, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income for federal income tax purposes at the time the Option was exercised).

Upon exercise of a SAR, an optionee who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside Puerto Rico will recognize ordinary income for federal income tax purposes in an amount equal to the cash received on the exercise date. If it complies with applicable withholding requirements, we and our subsidiaries will be entitled to a business expense deduction for federal income tax purposes in the same amount and at the same time as the optionee recognizes ordinary income for federal income tax purposes.

Under the Omnibus Plan, upon the occurrence of certain “change of control” transactions involving our company, all options then outstanding under the Omnibus Plan become immediately exercisable. Under certain circumstances, compensation payments attributable to such Options may be treated as “parachute payments” under the U.S. Code, in which case a portion of such payments may be nondeductible to us for federal income tax purposes and the recipient may be subject to a 20% excise tax under the U.S. Code.

Other Information

On March [•], 2013, the closing price of the Common Stock was $[•].

PROPOSAL 4: AMENDMENT TO ARTICLE FIRST OF OUR ARTICLES OF INCORPORATION

Our Board of Directors recommends the amendment of Article First of our articles of incorporation in the manner shown in Appendix B hereto. The proposed amendment to Article First would change the name of the Company to “OFG Bancorp”. This change would be effective upon the date of filing of the amendment to the articles of incorporation with the Department of State of the Commonwealth of Puerto Rico, unless our Board of Directors decides to abandon the proposed amendment.

Because the Company’s principal operating subsidiary is Oriental Bank, our Board of Directors believes that it is in the Company’s best interest to change the name to convey more clearly a sense of the Company’s business focus on banking. The resolutions attached to this proxy statement as Appendix B will be submitted for adoption at this annual meeting. The amendment to our articles of incorporation to change the Company’s name requires the affirmative vote of a majority of the outstanding shares of our common stock. Therefore, abstentions and broker non-votes will have the same effect as votes cast against this proposal.

Our Board of Directors recommends that you vote “FOR” this proposal.

PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit and Compliance Committee of our Board of Directors intends to appoint KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2012, and has further directed that the selection of such firm be submitted for ratification by the shareholders at this annual meeting. KPMG has served as our independent registered public accounting firm since 2005. Neither our articles of incorporation nor our by-laws require that our shareholders ratify the selection of such firm. If our shareholders do not ratify the selection, the Audit and Compliance Committee will reconsider whether or not to retain KPMG, but may nonetheless retain it. Even if the selection is ratified, the Audit and Compliance Committee, in their discretion, may change the appointment at any time during the year if they determine that such change would be in our best interest.

KPMG will have representatives present at the annual meeting who will have an opportunity to make a brief statement if they desire to do so, and who will be available to respond to appropriate questions that may arise.

Our Board of Directors recommends that you vote “FOR” this proposal.

INDEPENDENT AUDITOR

KPMG served as our independent registered public accounting firm for the year ended December 31, 2012. The services that KMPG provided to the Company and its subsidiaries included the examination of our consolidated financial statements, limited revisions of our quarterly reports, audits of some of our subsidiaries, audits of our employee benefits plan, services related to our filings with the SEC and other regulatory agencies, and consultations on various tax and accounting matters.

The Audit and Compliance Committee reviewed and approved all audit and non-audit services rendered by KPMG to the Company and its subsidiaries, and concluded that the provision of such services was compatible with the maintenance of KPMG’s independence in the conduct of its auditing functions. The Audit and Compliance Committee has adopted a pre-approval policy regarding the procurement of audit and non-audit services, which is available on our website at www.orientalfg.com. The Audit and Compliance Committee intends to review such policy periodically.

The aggregate fees billed by KPMG for the years ended December 31, 2012 and 2011 for the various services provided to the Company and its subsidiaries were as follows:

Type of Fees	Year Ended December 31, 2012 ($)	Year Ended December 31, 2011 ($)

Audit Fees	886,500	1,399,500
Audit-Related Fees	14,792	62,000
Tax Fees	62,000	73,575
All Other Fees	204,138 [1]	1,650

	1,167,430	1,536,725

1.	This amount represents fees for services rendered in connection with our registered common and preferred stock offerings of 2012, and fees paid in connection with the filing of registration statements on Form S-1, and the pre-effective amendments to such registration statements.

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements, including the audit of our internal control over financial reporting, and review of financial statements included on our Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements, and consisted of employee benefit plan audits, accounting consultations, and services rendered in connection with a report required by the shared-loss agreements with the FDIC; (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

PROPOSAL 6: ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING

If we fail to receive a sufficient number of votes to constitute a quorum to hold the annual meeting of shareholders or to approve Proposal 3 or 4, we may propose to adjourn or postpone the annual meeting, whether or not a quorum is present, for a period of not more than six months, to (i) constitute a quorum for purposes of the annual meeting or (ii) solicit additional proxies in favor of the approval of Proposal 3 or 4, as necessary.

We currently do not intend to propose adjourning or postponing the annual meeting if there are sufficient votes represented at the annual meeting to approve Proposals 3 and 4.

Our Board of Directors recommends that you vote “FOR” this proposal.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We are guided by the principle that our compensation program must not only promote our long-term success, but also provide significant rewards for outstanding financial performance while establishing clear consequences for under-performance. To this end, each element of compensation takes into account not only our competitive position and goals, but also each executive’s individual performance, commitment and achievements.

Compensation Philosophy and Objectives

The compensation program for our executives, including our Named Executive Officers, is intended to reward achievements of individual and business performance objectives, and align such objectives with our corporate governance principles and the creation of shareholder value. It is also intended to attract and retain the most talented and effective executive team for us. Accordingly, the main objectives of our compensation program are to:

•	Attract and retain seasoned executives;

•	Reward superior performance and risk management at competitive levels;

•	Promote teamwork and collaboration;

•	Create long-term financial incentives; and

•	Increase stock ownership.

Our general philosophy for setting executive compensation is to increase base salary only in the case of promotions or as necessary in light of compensation data for comparable positions at peer group companies. Furthermore, a significant component of our compensation program for executives, including the NEOs, is incentive (variable) compensation that is tied to financial, operational and strategic results. Therefore, such compensation may vary depending on the level of achievement of specific performance measures linked to our business goals.

The Compensation Committee of our Board of Directors plays a key role in the development of our compensation program. It consists entirely of independent directors and operates under a written charter approved by our Board of Directors, which is publicly available at www.orientalfg.com. Each meeting of the Compensation Committee has an agenda established in accordance with an annual calendar set by its Chairman in consultation with the Chairman of the Board, senior management and the committee members. Additional discussion topics related to external or internal events are added to the agenda from time to time as necessary. The Compensation Committee receives and reviews materials in advance of each meeting, including information on management’s analyses and recommendations. As appropriate, it looks to our senior management and our Human Resources and Internal Audit Departments for support in its work. Our senior management has considered in making its recommendations, among other information, an industry compensation and benefits studies sponsored by the Puerto Rico Bankers Association and prepared by a compensation consultant. While the Compensation Committee values input and advice from these and other sources, it meets from time to time in executive sessions without the presence of management and exercises its independent judgment in reaching its decisions and in making recommendations to our Board of Directors.

We are cognizant of our competitive environment for superior executive talent and seek to maintain a compensation strategy that is competitive in the financial services industry in Puerto Rico. In evaluating our compensation program and authorizing bonus or equity grants under this program, the Compensation Committee takes into account several factors, including the total compensation package, individual and business performance, risk management, total compensation-related expense, and percentage of income allocated to compensation-related costs.

2012 Advisory Vote on Executive Compensation

At the 2012 annual meeting of shareholders, our shareholders expressed their continued support of our executive compensation program by approving the compensation of NEOs. More than 99% of the votes cast supported our executive compensation program. Following the advisory vote, we continue to believe that our executive compensation program is designed to support the Company and our business strategies in concert with our compensation philosophies and objectives.

Recent Developments

Although our shareholders overwhelmingly approved our executive compensation program, during the past year, upon recommendation of our Compensation Committee, the Board of Directors adopted two new policies, the Officers and Directors Stock Ownership Policy and the Compensation Recoupment Policy, further aligning our top executives’ interests with those of our shareholders. Both policies are applicable in 2013.

Pursuant to the Officers and Directors Stock Ownership Policy, our top executives and directors are required to hold common and preferred stock of the Company, including certain equity awards whose vesting is not subject to achieving performance objectives or that are or will become exercisable within the applicable time period set forth below, with a total value ranging from two to four times their base salary and, in the case of directors, their annual cash compensation. Such executives and directors will have a term of two to four years to comply with the minimum stock ownership requirements. For these purposes an officer’s annual base salary or a director’s annual cash compensation is computed based on the total salary or compensation earned during a trailing period of 12 months, and the value of the qualifying stock is based on the average market value over such trailing period. Once the officer or director possesses the minimum stock required by the policy (within the applicable term), he or she is required to certify compliance with this policy on an annual basis to the Compensation Committee. If an executive or director fails to comply with this policy, the Compensation Committee may (i) prohibit the relevant director or executive from selling shares of qualifying stock, (ii) require the relevant director or executive to retain all shares of qualifying stock acquired pursuant to the exercise of stock options or lapse of the restricted period of restricted units granted under the Omnibus Plan; or (iii) provide all or a portion of the annual cash bonus of the executive in shares in order to comply with this policy.

The Compensation Recoupment Policy, adopted in anticipation of the proposal and implementation of new SEC regulations and NYSE listing standards pursuant to the Dodd-Frank Act, requires that our top executives, who received incentive-based compensation (e.g., bonus, annual incentive or other performance-based cash or equity compensation awards) in the three-year period prior to a restatement of the Company’s financial statements due to material non-compliance with financial reporting requirements under the applicable securities laws, return to the Company the amount of such compensation that the executive would not have received but for the misstated financial statements. It is anticipated that this policy may need to be amended in order to conform to the listing standards to be adopted by the NYSE.

Elements of Compensation

To assure the appropriate mix of fixed versus variable compensation and focus on both short and long-term business performance, we have established four basic elements for our executive compensation program: base salary, annual cash bonus awards, long-term equity-based compensation, and change-in-control compensation. It is the Compensation Committee’s intention that the compensation paid to our NEOs be deductible by the Company for Puerto Rico income tax purposes, unless there are valid compensatory reasons for paying nondeductible amounts in order to ensure competitive levels of total compensation.

Base Salary. Base salary is generally designed to be competitive with comparable executive positions in peer group companies in the U.S. and Puerto Rico. However, each executive’s actual salary varies based on the complexity and unique challenges of his or her position, individual skills, experience, background and performance. Survey data for corporate executive salaries in Puerto Rico is also taken into consideration in determining any periodic increases. Base salaries for NEOs are reviewed at least annually by the Compensation Committee.

Annual Cash Bonus Awards. Our annual cash bonus awards reflect a combination of two key elements: level of attainment of business performance targets and individual performance ratings. Business performance targets consist of company and business unit targets based on annual performance goals approved by the Compensation Committee. We maintain performance scorecards for measuring financial, operational and strategic results to determine the level of attainment of our annual performance goals, and assign a weight to each performance measure, with the sum of the weights equal to 100%. Each executive’s performance bonus is based on one or more of the corporate scorecard and the business unit scorecards applicable to the executive. Individual performance evaluations are also considered for our Senior Vice Presidents. A minimum rating on the individual performance evaluations is always required to be eligible for any annual cash bonus. Each target bonus is expressed as a percentage of the executive’s base salary plus car allowance (if any). We may also grant additional special bonuses from time to time to executives in recognition of extraordinary contributions that may not be reflected in the results of their scorecards.

The annual cash bonus award for our Chief Executive Officer is based solely on the results of our corporate scorecard. For our other Executive Vice Presidents, it is based on a combination of the corporate scorecard and the scorecard results of one or more business units. In addition to the corporate and business unit scorecards, the annual cash bonuses for our Senior Vice Presidents take into account the results of their individual performance evaluations.

Long-Term Incentive Compensation. Our long-term incentives are designed to ensure that executives have a continuing stake in our success and to encourage executives to focus on multi-year performance goals that will enhance the value of our franchise and capital stock. Such incentives are also designed to retain key executives, reward risk management, and link executive performance to the creation of franchise and shareholder value. Pursuant to our Officers and Directors Stock Ownership Policy, we require our NEOs (among other officers) to own a minimum amount of our common and preferred stock equal to four times annual base salary in the case of our CEO, three times annual base salary in the case of Executive Vice Presidents and two times annual base salary in the case of Senior Vice Presidents. We believe that this policy further aligns their interest with that of our shareholders. Furthermore, our equity awards have long-term vesting and restricted periods of three to five years.

Our Omnibus Plan, an equity based performance incentive plan, provides for awards of stock options, restricted shares, restricted stock units, performance shares, performance units, stock appreciation rights, and dividend equivalent rights. The Compensation Committee has discretion to grant awards from time to time under the Omnibus Plan, to determine the eligible individuals to whom awards will be granted, and to establish the terms and conditions of each award. Moreover, the Compensation Committee has approved the establishment of performance metrics in connection with the issuance of equity awards. The Company expects the performance metrics to be determined and taken into consideration for the equity awards to be granted to our executives for their performance in 2013. We believe that the Omnibus Plan reflects current trends at peer group companies and that it strengthens the link between executive performance and shareholder value.

Change-in-Control Compensation. An important objective of our compensation program is not only the recruitment of seasoned executives but also their retention and commitment to our long-term success. Therefore, to promote their retention and reduce any concerns that they may be adversely affected in the event of a change-in-control of the Company, we have entered into a change-in-control compensation agreement with our CEO and Executive Vice Presidents pursuant to which the executive is entitled to a cash payment equal to two times the sum of his or her annual base salary and last cash bonus if there is a change in control and as a result thereof or within one year thereafter his or her employment is terminated.

Fringe Benefits and Allowances. We provide several fringe benefits, including a defined contribution plan and healthcare coverage, to our NEOs. These benefits do not constitute a significant portion of the NEOs’ total compensation package and are generally available to all of our employees. We also offer our NEOs a non-qualified deferred compensation plan for the deferral of taxable income and certain allowances, including car allowance. Such allowances are offered on a case-by-case basis and are not intended to constitute a significant portion of the executive’s compensation. Our non-qualified deferred compensation plan is more fully described on page 40 hereof. We provide these benefits to retain and attract an appropriate caliber of talent and recognize that other companies with which we compete for talent provide similar benefits to their officers and employees. Such benefits and allowances are reviewed annually by the Compensation Committee.

Determination of Compensation Decisions

Our decision-making process for determining executive compensation begins with a review of our strategic objectives and business plans. We then consider the scope of responsibilities of each executive, the compensation of similar executives at peer group companies, and the relationship between pay and performance. We further evaluate whether our compensation program meets our goals by monitoring the performance and retention of our executives.

The Compensation Committee is responsible for establishing the compensation of our CEO and for making recommendations to our Board of Directors with respect to our compensation program. In order for the Compensation Committee to perform its functions, the following process for determining executive compensation is followed:

Determining Goals. Prior to the beginning of the year, senior executives and department or division heads meet and discuss goals for the Company in the upcoming year. At the beginning of such year, the Board reviews and approves an annual budget for the Company as a whole and for its banking subsidiary. The Compensation Committee then reviews and assesses performance goals presented by management and makes recommendations to the Board about the proposed structure of the annual bonus awards. These goals include minimum performance thresholds that must be met to earn any bonus awards, as well as performance levels required to achieve maximum payouts. Performance goals are established for each department or division of the Company and for certain executives.

The establishment of performance goals and the review of the level of achievement of such goals play an essential role in the determination of performance awards. On a monthly basis during the course of the year, senior management and our Board of Directors review our actual financial performance against the goals set for the year. In addition, our Board of Directors receives monthly reports detailing our actual financial performance compared to these goals. Such reports are discussed in each monthly Board meeting.

Determining Executive Compensation. Our method of determining compensation for each NEO varies from case to case based on a discretionary but objective determination of what is appropriate in light of several factors, such as the scope, complexity and degree of challenge of each executive’s responsibilities, as well as his or her performance, skills and experience. Our Board of Directors and its Compensation Committee may also take into account other relevant factors in making compensation decisions or recommendations for NEOs, including salary data for comparable positions at peer group companies in Puerto Rico and the U.S., and compensation levels at the Company.

On a quarterly basis, department or division heads assess their progress against the goals set for the year and at the end of the year evaluate their results. These self-assessments are reviewed by the CEO who together with our Human Resources Department undertakes an evaluation of each executive’s performance based, in part, on objective measures set forth in the performance scorecard. The CEO considers the financial performance of the Company, the performance of each department or division, and the individual performance of each executive relative to the goals set for the year. In the interest of fairness, he may also recommend subjective or non-formulaic factors for consideration by the Compensation Committee.

The Compensation Committee annually reviews the performance evaluations of each executive and evaluates the compensatory recommendations provided by our management in order to make its own recommendations to our Board of Directors. Although the Compensation Committee is not obligated to follow any specific recommendation or formula, it generally takes the same formula-based approach in making its own recommendations. At different times throughout the year, upon the recommendation of the CEO or otherwise, the Compensation Committee may grant equity awards to executives and/or directors.

Determining CEO Compensation. The Board approves the compensation of the CEO. His compensation level is guided by the terms of his 2010 Employment Agreement. As provided therein, the Compensation Committee has discretion to increase his salary after the first year, and his target performance bonus under our annual bonus plan is set at 150% of his base salary and car allowance.

In conducting its annual evaluation of the CEO’s performance, the Compensation Committee considers the CEO’s contributions to the overall performance of the Company, including his personal attributes and merits. It also reviews our key operating results along with the accomplishment of our key strategic initiatives and considers the standard of living in San Juan, Puerto Rico, where our main offices are located. As part of this process, the Compensation Committee reviews all relevant information or data, including the results of our CEO’s performance scorecard and compensation levels for chief executive officers at peer group companies. Furthermore, the Chairmen of our Board of Directors and Compensation Committee meet periodically with our CEO to discuss his performance. The progress results of these meetings are reported to our Board of Directors. The CEO does not participate in any decision regarding his compensation. Upon completing its evaluation of the CEO’s compensation, the Compensation Committee submits its recommendations to our Board of Directors at its next regularly scheduled meeting.

Analysis of Compensation Decisions

In considering all of the previously mentioned factors and, particularly, our general philosophy of providing performance-based compensation and incentives, no salary increases were awarded to our CEO and Executive Vice Presidents for 2013. Ramon Rosado’s base salary was increased for 2013 in recognition of his individual performance.

In order to determine each NEO’s performance bonus, the target bonus percentage is multiplied by the executive’s base salary plus car allowance, if any, which then is multiplied by the result of his performance scorecard. Our Internal Audit Department verifies the accuracy of such results.

The table below shows the target bonus percentages for the NEOs in 2012. José Rafael Fernández has not received a base salary increase since 2007. Instead, his target bonus percentage was raised in accordance with our general philosophy of incentivizing and rewarding performance.

Name	2012
	Target Bonus %	Performance Score[1]	Performance Bonus ($)[1]	Other Bonus ($)[2]
José Rafael Fernández	150%	79.26	630,200	100,000

José Ramón González	70%	86.29	241,700	100,000

Ganesh Kumar	70%	85.73	222,700	—

Norberto González	70%	78.93	195,600	—

Ramón Rosado	30%	96.33	67,500	—

1.	For purposes of this table, the performance score was rounded to the nearest hundredth and the performance bonus is rounded up to the next hundred dollars.
2.	In recognition of their extraordinary contributions in connection with the acquisition of the Puerto Rico operations of Banco Bilbao Vizcaya Argentaria, S.A., José Rafael Fernández and José Ramón González received a one-time special cash bonus, and Ganesh Kumar received instead a one-time special award of 10,000 additional restricted units.

The table below presents our company-wide metrics for measuring performance on our corporate scorecard, including the weight of each metric and the percent of achievement of the target amount.

Performance Measure	Weight	% of Target

Earnings per Share	25	100.00% [1]

Net Income from Banking Segment	15	78.79%

Fee Income	20	108.71%

Non-Interest Expense	15	100.13%

Customer Base Growth (net new customers)	15	4.20% [2]

Risk Management Scorecard	10	73.64%

1.	The result of this metric was adjusted to recognize the impact on earnings per share of the acquisition of Banco Bilbao Vizcaya Argentaria Puerto Rico and deleverage of our balance sheet in connection with the acquisition.
2.	The result of this metric does not include the net new customers acquired by the merger with Banco Bilbao Vizcaya Argentaria Puerto Rico.

The performance bonuses were approved for our NEOs and special one-time cash or equity bonuses for our CEO, SEVP and CFO on account of several important factors, including our corporate performance measures set forth above and the following annual financial results:

•	The successful acquisition of the Puerto Rico operations of Banco Bilbao Vizcaya Argentaria, S.A., with a better than anticipated valuation of the acquired companies.

•	Non-covered loan balances increased by 303.1% to $4.8 billion with an improved diversity among commercial loans, non-covered gross loans, residential mortgages and auto and consumer loans.

•

Record interest income from loans, with an increase of 21.6% in total interest income from loans to $165.4 million, largely reflecting significant increases in interest income from both covered and non-covered loans.

•

The successful implementation of our deleveraging strategy in connection with the aforementioned acquisition with a 27.8% decrease in borrowings to $2.5 billion after the sale of $1.0 billion in investment securities and the repayment of $1.36 billion in repos.

•	Total deposits increased 133.2% to $5.7 billion.

•

The preservation of a strong capital position with a 6.56% leverage capital ratio, 13.21% tier 1 risk-based capital ratio, 15.42% total risk-based capital ratio, and 6.83% tangible common equity to total assets.

The Compensation Committee also approved equity awards to the NEOs for performance in 2012 as follows:

Name	Restricted Units	Stock Options
		Amount	Exercise Price ($)
José R. Fernández	4,600	36,600	14.52

José R. González	3,200	25,500	14.52

Ganesh Kumar	13,200 [1]	25,500	14.52

Norberto González	2,600	20,400	14.52

Ramón Rosado	3,100	8,600	14.52

1.	In recognition of their extraordinary contributions in connection with the acquisition of the Puerto Rico operations of Banco Bilbao Vizcaya Argentaria, S.A., Ganesh Kumar received a one-time special award of 10,000 additional restricted units, and José Rafael Fernández and José Ramón González received a one-time special cash bonus.

The Compensation Committee decided to grant such awards to continue its policy of providing long-term financial incentives and increasing stock ownership among our executives to align their interests with our shareholders. The actual amount awarded to such NEOs was based on their percentage targets for cash bonus awards. In making these awards, the Compensation Committee expects to continue to maintain our ability to retain key executives. Each award is subject to service conditions that must be met by the executive in order for the award to vest. Generally, each award has a vesting schedule of three to five years.

We have entered into a change in control compensation agreement with our CEO and Executive Vice Presidents. The following table presents the estimated cash compensation under their respective change-in-control compensation agreements based on their salaries and bonuses for 2012. No such payout has been required to date under any such agreement by the Company.

Name	Change-in-Control Cash Compensation ($)
José Rafael Fernández	2,460,400

José Ramón González	1,483,400

Ganesh Kumar	1,070,400

Norberto González	1,051,200

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

Submitted by:

Francisco Arriví, Chairman

José E. Rossi

Pablo I. Altieri

Julian S. Inclán

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has served as an officer or employee of the Company or any of its subsidiaries, nor did any of them have any relationship with the Company requiring disclosure under Item 404 of Regulation S-K of the SEC. None of our executive officers served as a director of another entity, or as a member of the compensation committee of another entity, one of whose executive officers served as a member of our Board of Directors or as a member of its Compensation Committee at any time during 2012.

EXECUTIVE COMPENSATION

The following table summarizes the total compensation earned in each of the last three years by (i) the CEO and the CFO; and (ii) the Named Executive Officers, other than the CEO and the CFO, who were serving as executive officers at December 31, 2012.

Summary Compensation Table

Name	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	All Other Compensation ($)	Total ($)

José Rafael Fernández President & Chief Executive Officer	2012	509,615	100,000	76,895	244,690	630,200	68,674 [5]	1,630,074
	2011	500,000	—	— [6]	— [6]	763,300	68,710 [5]	1,332,010
	2010	500,000	140,000	637,750 [6]	850,269 [6]	310,600	63,710 [5]	2,502,329 [6]

José Ramón González Senior Executive Vice President of Banking & Financial Services	2012	407,692	100,000	43,771	136,420	241,700	16,924 [7]	946,507
	2011	400,000	70,000	—	—	213,900	1,960	685,860
	2010	161,539 [8]	100,000	211,200	236,241	—	470	709,450

Ganesh Kumar Executive Vice President & Chief Financial Officer	2012	318,510	—	43,771	136,420	222,700	72,424 [9]	793,825
	2011	312,500	70,000	61,096	18,912	180,000	60,460 [9]	702,968
	2010	262,500	67,145	190,650 [10]	66,357	134,455	110,460 [9]	831,567

Norberto González Executive Vice President & Chief Risk Officer	2012	336,346	—	43,771	136,420	195,600	37,924 [11]	750,061
	2011	300,000	25,000	61,096	18,912	185,800	37,960 [11]	628,768
	2010	300,000	40,000	12,650	66,357	133,100	37,960 [11]	590,067

Ramón Rosado Senior Vice President & Treasurer	2012	237,927	—	9,464	29,774	67,500	1,092	345,757
	2011	225,000	15,000	—	—	66,400	1,128	307,528
	2010	43,269 [12]	—	—	—	17,000	—	60,269

1.	All of the Company’s employees, including each NEO, received an additional week of compensation in advance of schedule on December 28, 2012 in order to align the Company’s payroll schedule with that of the acquired Puerto Rico operations of Banco Bilbao Vizcaya Argentaria, S.A.
2.	These amounts represent bonuses awarded in recognition of outstanding individual performance. The bonuses awarded in 2012 are for the executives’ outstanding performance in connection with the successful acquisition of the Puerto Rico operations of Banco Bilbao Vizcaya Argentaria, S.A.
3.	Aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions that we made in the valuation of the option awards, please refer to the notes to our audited financial statements.
4.	The non-equity incentive plan payments for each year were made in the first quarter of the following year and intended as compensation for performance of the NEOs during the previous year, except for $600 advanced in the last quarter of the applicable year as a Christmas bonus.
5.	These amounts represent $30,000 for car allowance, $30,000 for reasonable personal expenses in the performance of his duties (except in 2010, he received $25,000 for such expenses), $7,878 for life insurance premiums ($7,842 in 2012), and our matching contribution pursuant to our 401(k)/1081.01(d) Plan.
6.	These amounts include the value of the restricted stock units and stock options ($597,500 and $642,000, respectively) granted on the date of execution of his 2010 Employment Agreement. In consideration for such equity awards, he waived his right to receive any equity awards for 2010 under his 2007 Employment Agreement and, therefore, did not receive equity awards in 2011.
7.	These amounts represent $15,000 for reasonable personal expenses in the performance of his duties and the payment of life insurance premiums and our matching contribution pursuant to our 401(k)/1081.01(d) Plan.
8.	Mr. González commenced employment in August 2010 with an annual base salary of $400,000.
9.	These amounts include $58,500 for living expense allowance, $12,000 for reasonable personal expenses in the performance of his duties in 2012, and payment of life insurance premiums and our matching contribution pursuant to our 401(k)/1081.01(d) Plan. Mr. Kumar had the right to receive $12,000 in 2010 and 2011 for reasonable personal expenses in the performance of his duties, but did not submit any personal expenses for reimbursement. Mr. Kumar received $50,000 for tuition reimbursement in 2010.
10.	This amount includes the value of the restricted stock units, $178,000, granted as a special award in recognition of his outstanding performance in the Eurobank acquisition.
11.	These amounts represent $24,000 for car allowance, $12,000 for reasonable personal expenses in the performance of his duties, and payment of life insurance premiums and our matching contribution pursuant to our 401(k)/1081.01(d) Plan.
12.	Mr. Rosado commenced employment in October 2010 with an annual base salary of $225,000.

2010 Employment Agreement

José Rafael Fernández entered into a three-year employment agreement with the Company on December 3, 2010 (the “2010 Employment Agreement”). Mr. Fernández is our President and Chief Executive Officer and the Vice Chairman of our Board of Directors. The 2010 Employment Agreement is effective as of January 1, 2011, and replaced the employment agreement, dated October 31, 2007 (the “2007 Employment Agreement”), between the Company and Mr. Fernández, which expired on December 31, 2010.

As provided in the 2010 Employment Agreement, Mr. Fernández reports directly to our Board of Directors and has overall responsibility for the business and affairs of the Company. During the term of the 2010 Employment Agreement and in any election of directors in which Mr. Fernández’s term as director is set to expire, the Board will nominate and recommend to the shareholders of the Company his election as a Board member and, if elected, will appoint him its Vice Chairman. He is compensated as follows: (i) annual base salary of $500,000, which may be increased by the Compensation Committee of our Board of Directors after the first year; (ii) annual performance bonus based on an annual target bonus of 150% of his annual base salary and car allowance under our non-equity incentive bonus plan; (iii) annual car allowance of $30,000; (iv) annual allowance of $30,000 for the payment of his membership and other expenses in social, business and professional organizations which in his judgment are reasonably appropriate for the performance of his duties as President and Chief Executive Officer of the Company; (v) a 10-year term life insurance policy in the amount of $3,000,000 covering his life and having as beneficiaries his spouse and heirs or other beneficiaries designated by him; (vi) a qualified stock option award for the purchase of 100,000 shares of the Company’s common stock and an award of 50,000 restricted stock units of the Company, both awards were made pursuant to the Omnibus Plan upon the execution of the 2010 Employment Agreement; and (vii) additional equity incentive awards under the Omnibus Plan of up to 100% of his annual base salary at the discretion of the Compensation Committee. In consideration for the equity awards that Mr. Fernández was granted under the 2010 Employment Agreement, he waived his right to receive any equity awards for 2010 under the 2007 Employment Agreement.

The 2010 Employment Agreement may be terminated by our Board of Directors for “just cause” (as defined therein). In the event it is terminated for just cause or if Mr. Fernández is removed or barred from office under applicable law, he will have no right to compensation or other benefits for any period after such termination. However, if the 2010 Employment Agreement is terminated by our Board of Directors other than for just cause and other than in connection with a change in control of the Company (as defined in his Change in Control Compensation Agreement with the Company), or if Mr. Fernández terminates the 2010 Employment Agreement for “good reason” (as defined therein), the Company will be required to pay him as severance, in lieu of any further compensation for periods subsequent to the date of termination, a lump sum equal to the product of (a) his annual base salary, bonus (equal to the average cash bonus paid to him in the last two fiscal years prior to the termination date), car allowance, and equity awards (equal to the average of the aggregate grant date fair value of the equity awards granted to him in the last two fiscal years prior to the termination date, provided that 75% of the equity awards granted on the date of the 2010 Employment Agreement will be deemed granted in the first contract year and the remaining 25% in the second contract year), multiplied by (b) three.

Change-in-Control Compensation Agreements

We have entered into Change-in-Control Compensation Agreements with José Rafael Fernández, José Ramón González, Ganesh Kumar, Norberto González and Mari Evelyn Rodríguez. Each agreement remains in full force as long as the person is employed by us.

Under the agreements, the aforementioned persons are entitled to certain cash payment compensation in the event there is a “change in control of the Company” and as a result thereof or within one year after the change in control, the person’s employment is terminated by us or our successor in interest. The cash compensation will be an amount equal to two times the sum of such person’s annual base salary at the time the termination of his or her employment occurs and his or her last cash bonus paid prior to the termination of his or her employment.

For purposes thereof, a change in control is deemed to have occurred if (i) any person or entity (including a group) acquires direct or indirect ownership of 50% or more of the combined voting power of the Company’s then outstanding common stock as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (ii) the shareholders of the Company approve (a) any consolidation or merger of the Company in which the Company is not the surviving corporation (other than a merger in which the holders of the Company’s common stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the Company’s assets to an entity which is not a wholly-owned subsidiary of the Company.

Life Insurance

We provide each of our NEOs with a life insurance policy, which in the event of death would pay his heirs or beneficiaries up to a maximum of $500,000. We also provide our CEO with an additional key man life insurance policy, which in the event of his death would pay $3 million to his heirs or beneficiaries and $10 million to the Company.

401(k)/1081.01(d) Plan

All of the Company’s employees, including the employees of its subsidiaries, are eligible to participate in our cash or deferred arrangement profit sharing plan (the “401(k)/1081.01(d) Plan”). The 401(k)/1081.01(d) Plan is a defined contribution plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and is qualified under Sections 1081.01(a) and 1081.01(d) of the Puerto Rico Internal Revenue Code of 2011, as amended (the “Puerto Rico Internal Revenue Code”). The 401(k)/1081.01(d) Plan offers eligible participants several investment alternatives, including several U.S. mutual funds, a money market account, and shares of common stock of the Company. Contributions made through payroll deductions not in excess of a specified amount may be accumulated per year as before-tax savings. In 2012, the Company contributed 80 cents for each dollar contributed by an employee up to $832 per year. The matching contribution was invested in shares of common stock of the Company. In 2012, the Company contributed 29,315 shares of common stock to the 401(k)/1081.01(d) Plan valued at approximately $391,355 as of December 31, 2012. Effective February 24, 2013, the Company changed its matching contribution to 50% of the employee’s contribution up to a maximum of 4% of the employee’s salary. The matching contribution allocated in the employee’s account in accordance with the employee’s election, which may, but is no longer required to, be shares of common stock of the Company.

Grants of Plan-Based Awards

The following table presents information concerning each grant of an award under the Omnibus Plan made to the Named Executive Officers in 2012, except for the non-equity incentive awards, which reflect cash incentives pursuant to our annual bonus plan.

Name	Grant Date	Estimated Possible Payouts under Non- Equity Incentive Plan Awards[1]			Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[2]
		Threshold ($)	Target ($)	Maximum ($)

José Rafael Fernández	—	556,500	795,000	993,750	—	—	—	—
	02/23/2012	—	—	—	6,500	—	—	76,895
	02/23/2012	—	—	—	—	45,200	11.83	244,690
José Ramón González	—	196,000	280,000	350,000	—	—	—	—
	02/23/2012	—	—	—	3,700	—	—	43,771
	02/23/2012	—	—	—	—	25,200	11.83	136,420
Ganesh Kumar	—	157,290	224,700	280,875	—	—	—	—
	02/23/2012				3,700	—	—	43,771
	02/23/2012					25,200	11.83	136,420
Norberto González	—	173,460	247,800	309,750	—	—	—	—
	02/23/2012	—	—	—	3,700	—	—	43,771
	02/23/2012	—	—	—	—	25,200	11.83	136,420
Ramón Rosado	—	49,022	70,031	87,539	—	—	—	—
	02/23/2012	—	—	—	800	—	—	9,464
	02/23/2012	—	—	—	—	5,500	11.83	29,774

1.	The “Threshold” column assumes that the executive meets the minimum performance threshold of 70 for each metric in his or her scorecard, the “Target” column assumes a performance score of 100, and the “Maximum” column assumes a maximum performance score of 125.
2.	Grant date fair value of awards computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End

The following table presents information concerning unexercised stock options of each Named Executive Officer outstanding as of December 31, 2012.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

José Rafael Fernández	22,000 22,000 40,000 20,000 20,000 30,000 2,941 7,925 25,000 —	— — — — — — 2,941 [1] 23,775 [2] 75,000 [3] 45,200 [4]	24.273 27.364 15.110 12.360 12.950 12.490 8.280 11.500 11.950 11.830	07/01/2014 11/29/2014 07/01/2015 01/01/2016 06/22/2017 10/31/2017 04/28/2019 01/18/2020 12/03/2020 02/23/2022
Total	189,866	146,916

José Ramón González	7,500 —	22,500 [5] 25,200 [4]	14.080 11.830	08/02/2020 02/23/2022
Total	7,500	47,700

Ganesh Kumar	22,000 20,000 25,000 746 2,525 — —	— — — 747 [1] 7,575 [2] 9,500 [6] 25,200 [4]	23.745 27.800 12.050 8.280 11.500 11.820 11.830	01/27/2014 01/12/2015 06/22/2017 04/28/2019 01/18/2020 01/21/2021 02/23/2022
Total	70,271	43,022

Norberto González	14,850 16,500 25,000 4,125 86 2,525 — —	— — — 1,375 [7] 747 [1] 7,575 [2] 9,500 [6] 25,200 [4]	16.727 23.745 12.050 21.860 8.280 11.500 11.820 11.830	03/10/2013 01/27/2014 06/22/2017 03/19/2018 04/28/2019 01/18/2020 01/21/2021 02/23/2022
Total	63,086	44,397

Ramón Rosado	— —	2,400 [6] 5,500 [4]	11.820 11.830	01/21/2021 02/23/2022
Total	—	7,900

1.	Of the shares underlying these options, a quarter of the total award vests annually on April 28 until fully vesting on April 28, 2014.
2.	Of the shares underlying these options, a quarter of the total award vests annually on January 18 until fully vesting on January 18, 2015.
3.	Of the shares underlying these options, a quarter of the total award vests annually on December 3 until fully vesting on December 3, 2015.
4.	Of the shares underlying these options, a quarter of the total award vests annually commencing on February 23, 2014 until fully vesting on February 23, 2017.
5.	Of the shares underlying these options, a quarter of the total award vests annually commencing on August 2, 2012 until fully vesting on August 2, 2015.
6.	Of the shares underlying these options, a quarter of the total award vests annually commencing on January 21, 2013 until fully vesting on January 21, 2016.
7.	Of the shares underlying these options, a quarter of the total award vests annually on March 19 until fully vesting on March 19, 2013.

The following table presents information concerning restricted stock units of Named Executive Officers that were outstanding and still subject to the restricted period as of December 31, 2012.

Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

José Rafael Fernández	60,000 [1]	801,000

José Ramón González	18,700 [2]	249,645

Ganesh Kumar	18,900 [3]	252,315

Norberto González	6,400 [4]	85,440

Ramón Rosado	1,200 [5]	16,020

1.	The restricted periods lapse on January 18, 2013 with respect to the award of 3,500 restricted stock units, on December 3, 2013 with respect to the award of 50,000 restricted stock units, and on February 23, 2015 with respect to the award of 6,500 restricted stock units.

2.	The restricted periods lapse on August 2, 2013 with respect to the award of 15,000 restricted stock units, and on February 23, 2015 with respect to the award of 3,700 restricted stock units.

3.	The restricted periods lapse on January 18, 2013 with respect to the award of 1,100 restricted stock units, on July 23, 2013 with respect to the award of 12,500 restricted stock units, on January 21, 2014 with respect to the award of 1,600 restricted stock units, and on February 23, 2015 with respect to the award of 3,700 restricted stock units.

4.	The restricted periods lapse on January 18, 2013 with respect to the award of 1,100 restricted stock units, on January 21, 2014 with respect to the award of 1,600 restricted stock units, and on February 23, 2015 with respect to the award of 3,700 restricted stock units.

5.	The restricted periods lapse on January 21, 2014 with respect to the award of 400 restricted stock units, and on February 23, 2015 with respect to the award of 800 restricted stock units.

The following table only presents information for the Named Executive Officers who acquired stock upon the exercise of an option award and upon the lapse of the restricted period of a restricted unit award in 2012.

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

José Rafael Fernández	32,594	11,082	5,882	71,055
Ganesh Kumar	—	—	2,240	27,059
Norberto González	360	1,138	2,240	27,059

The following table presents information concerning the deferral of compensation by the Named Executive Officers on a basis that is not tax-qualified.

Non Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

José Rafael Fernández	—	—	25,787	—	1,464,989
Ganesh Kumar	104,000	—	13,734	2,150	748,421

1.	Such executive contributions are reported in the Summary Compensation Table.
2.	These earnings are not reported in the Summary Compensation Table.

The Company offers our executive officers a non-qualified deferred compensation plan, where such executives are allowed to defer taxable income. The plan is not intended to meet the requirements of Section 1081.01 of the Puerto Rico Internal Revenue Code, and therefore, does not meet the funding, employee coverage, and other requirements which “qualified retirement plans” must satisfy thereunder.

However, the plan is intended to constitute an unfunded arrangement maintained “primarily for the purposes of providing deferred compensation for a select group of management or highly compensated employees” for purposes of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Under the plan, the executive’s current taxable income is reduced by the amount being deferred, which may be up to 100% of his or her salary and bonus. Funds contributed thereto can accumulate without current income tax to the individual. Taxes are due when the funds are withdrawn at the then current income tax rate applicable to the individual, which may be lower than his or her current income tax bracket.

Director Compensation

Each director’s compensation is generally designed to be competitive with comparable compensation paid to directors at peer group companies in Puerto Rico and the U.S. However, each director’s actual compensation varies based on whether he or she occupies the chairmanship of our Board of Directors or any of its committees. It also varies depending on the number of meetings attended and on his or her membership in Board committees.

The following table presents information concerning the compensation of our directors for 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)[1]	All Other Compensation ($)	Total ($)

Julian S. Inclán	95,668	26,618 [2]	—	—	122,286
Juan Carlos Aguayo	63,504	26,618 [3]	— [4]	—	90,122
Pedro Morazzani	79,004	26,618 [3]	— [5]	—	105,622
Francisco Arriví	60,754	14,788 [6]	— [7]	—	75,542
Pablo I. Altieri	49,754	14,788 [6]	— [8]	—	64,542
Josen Rossi	44,554	14,788 [2]	—	—	59,342
José J. Gil de Lamadrid	91,667	60,550 [9]	—	265,233[10]	417,450
Rafael Machargo Chardón	12,701	14,788 [11]	—	—	27,489

1.	Aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.
2.	The grant date fair value calculated in accordance with FASB ASC Topic 718 of the 2,250 restricted stock units awarded on February 23, 2012 is $26,618. The aggregate amount of restricted stock units outstanding at the end of 2012 is 5,750.
3.	The grant date fair value calculated in accordance with FASB ASC Topic 718 of the 2,250 restricted stock units awarded on February 23, 2012 is $26,618. The aggregate amount of restricted stock units outstanding at the end of 2012 is 7,750.
4.	The aggregate amount of option awards outstanding at the end of 2012 is 2,200.
5.	The aggregate amount of option awards outstanding at the end of 2012 is 1,000.
6.	The grant date fair value calculated in accordance with FASB ASC Topic 718 of the 1,250 restricted stock units awarded on February 23, 2012 is $14,788. The aggregate amount of restricted stock units outstanding at the end of 2012 is 4,750.
7.	The aggregate amount of option awards outstanding at the end of 2012 is 5,603.
8.	The aggregate amount of option awards outstanding at the end of 2012 is 6,737.
9.	The grant date fair value calculated in accordance with FASB ASC Topic 718 of the 5,000 restricted stock units awarded on February 23, 2012 is $60,550. As a result of Mr. Gil de Lamadrid’s resignation effective June 30, 2012, his equity awards were forfeited in accordance with the terms and conditions of the Omnibus Plan, and he did not have any restricted stock units or option awards outstanding at the end of 2012.
10.	This amount represents $248,100 paid in connection with his resignation, $16,325 for his personal expense account under his Non-Executive Chairman Agreement and a reimbursement for medical and life insurance premiums.
11.	The grant date fair value calculated in accordance with FASB ASC Topic 718 of the 1,250 restricted stock units awarded on February 23, 2012 is $14,788. As a result of Mr. Machargo-Chardón’s resignation effective April 25, 2012, his equity awards were forfeited in accordance with the terms and conditions of the Omnibus Plan, and he did not have any restricted stock units or option awards outstanding at the end of 2012.

Except for Julian Inclán, Chairman of the Board, José Rafael Fernández, President and CEO, and José J. Gil de Lamadrid, the former Chairman of the Board, each non-employee director receives an annual retainer of $32,004, payable in equal monthly installments in advance, plus a fee of $1,000 for each Board meeting attended and $850 for each committee meeting attended (other than a committee presided by any such director). Furthermore, the Chairman of the Audit and Compliance Committee receives an additional annual retainer of $36,000, and the Chairpersons of the Compensation Committee and the Corporate Governance and Nominating Committee each receives an additional annual retainer of $12,000. Such retainers are payable in equal monthly installments.

Mr. Inclán was appointed Chairman of the Board effective July 1, 2012. As Chairman of the Board, he receives an annual retainer of $112,000, payable in equal monthly installments in advance, plus a fee of $1,000 for each Board meeting attended.

During his tenure as Chairman of the Board, Mr. Gil de Lamadrid was compensated pursuant to the terms of a Non-Executive Chairman Agreement. Mr. Gil de Lamadrid resigned from our Board of Directors effective June 30, 2012.

The President and CEO, who is Vice Chairman of the Board, does not receive director’s fees and is compensated exclusively pursuant to his 2010 Employment Agreement, which is described above under the subheading “2010 Employment Agreement.”

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee assists the Board of Directors in its oversight of the financial reporting process, internal controls, risk assessment and monitoring, and regulatory compliance of Oriental Financial Group Inc. (the “Company”), and meets regularly with the Company’s internal and external auditors, the CEO and the Chief Compliance Officer. The Audit and Compliance Committee’s responsibilities are more fully described in its charter, a copy of which is available on the Company’s website at www.orientalfg.com.

Management has the primary responsibility for the preparation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

In fulfilling its oversight responsibilities, the Audit and Compliance Committee has reviewed and discussed the audited financial statements for the period ended December 31, 2012 with the Company’s management and has discussed with KPMG LLP (“KPMG”) the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, KPMG has provided the Audit and Compliance Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit and Compliance Committee has discussed with KPMG their independence.

The members of the Audit and Compliance Committee are not engaged professionally in rendering, auditing or accounting services on behalf of the Company nor are they Company employees. The Company’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit and Compliance Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures.

Based on such reviews and discussions, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Submitted by:

Pedro Morazzani, Chairman
Francisco Arriví
Juan C. Aguayo
Julian S. Inclán

INDEBTEDNESS OF MANAGEMENT

Certain transactions involving loans were transacted in 2012 between the Company’s banking subsidiary, Oriental Bank, some of our directors and executive officers, including those of our other subsidiaries, and persons related to or affiliated with such persons. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features. At present, none of the loans to such directors and executive officers, including persons related to or affiliated with such persons, is non-performing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors recognizes that certain transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a Related Party Transactions Policy (the “Policy”). For these purposes, a “Related Party Transaction” is defined as a transaction or series of similar transactions in which the Company or any of its subsidiaries is to be a participant and the amount involved exceeds $120,000, and in which any Related Party has or will have a direct or indirect material interest. A “Related Party” is any of our directors or executive officers, any nominee for director, any beneficial owner of more than 5% of any class of our voting securities, and any immediate family member of any of the previously mentioned. The Policy generally covers any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships between the Related Party and the Company. Related Party Transactions thereunder are approved or ratified by the Audit and Compliance Committee or the disinterested members of our Board of Directors (other than employment or compensation arrangements, which are approved by the Compensation Committee or the disinterested members of our Board of Directors). Furthermore, the Audit and Compliance Committee may approve or ratify a Related Party Transaction if (i) it finds that there is a compelling business reason to approve the transaction, taking into account all pertinent factors, (ii) it has been fully informed of any and all significant conflicts that may exist or otherwise arise on account of the transaction, and (iii) it reasonably believes that the transaction is beneficial for the Company and that it has adopted appropriate measures to manage the potential conflicts of interest. All Related Party Transactions approved or ratified by the Audit and Compliance Committee must be disclosed to our Board of Directors at its next regularly scheduled meeting.

Delgado & Fernández, LLP, San Juan, Puerto Rico, has continuously provided legal and notarial services to the Company since 1997 in the areas of mortgage lending, mortgage foreclosures and debt recovery, general legal advice, and commercial and labor litigation. The brother of José Rafael Fernández, our President and CEO, is a partner at that firm. The Company engaged Delgado & Fernández before Mr. Fernández became our President and CEO and a member of our Board of Directors. During 2012, the Company paid such firm a total of $991,481 for legal services rendered to us.

In January 2008, the Company engaged the legal services of Carlos O. Souffront LLC, Dorado, Puerto Rico. Pursuant to this engagement, Carlos O. Souffront, Esq., serves as our General Counsel. As consideration for his services provided in 2012, the Company paid $693,500 to that firm. The Company also awarded Mr. Souffront 2,600 restricted stock units and 20,400 qualified stock options in 2013. He is also the Secretary of our Board of Directors.

The engagements of Delgado & Fernández, LLP and Carlos O. Souffront LLC were approved by our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our equity securities to timely file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. We are required to identify any such director, executive officer or greater than 10% stockholder who failed to timely file any such report. Based solely on the review of copies of such reports and other information furnished to the Company by such individuals, we believe that during and with respect to 2012 such persons timely filed all required reports, except as follows:

1)	José Gil de Lamadrid did not report one transaction on a timely basis and filed a late Form 4.

2)	Cesar Ortiz did not report two transactions on a timely basis and filed two late Forms 4.

SHAREHOLDER PROPOSALS

Under our bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or any supplement thereto given by or at the direction of our Board of Directors, or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice to the Secretary of our Board of Directors not later than 120 days prior to the anniversary date of the mailing of our proxy materials in connection with the immediately preceding annual meeting of shareholders. The notice must set forth as to each matter that the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the name and address of the shareholder, as it appears on our books, (iii) the class and number of our shares beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

The requirements set forth in the preceding paragraph are separate from and in addition to the SEC requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement.

Shareholder proposals intended to be presented at the 2014 annual meeting of shareholders must be set forth in writing and received by the Secretary of our Board of Directors, Oriental Financial Group Inc., P.O. Box 195115, San Juan, Puerto Rico 00919-5115, no later than the close of business on November [•], 2013.

ANNUAL REPORTS

This proxy statement is accompanied by our annual report on Form 10-K, which is our annual report to shareholders for the fiscal year. The annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, we will furnish to any shareholder, without charge, a copy of our 2012 annual report on Form 10-K, including the financial statements and schedules, and a list of the exhibits thereto required to be filed with the SEC under the Exchange Act. Such written request should be directed to Oriental Financial Group Inc., Investor Relations c/o Anreder & Company, 10 E. 40th Street, Suite 1308, New York, NY 10016; Telephone: (212) 532-3232 or (800) 421-1003; Facsimile: (212) 679-7999; E-mail: ofg@anreder.com.

BY ORDER OF THE BOARD OF DIRECTORS

Julian S. Inclán
Chairman

March [•], 2013

San Juan, Puerto Rico

APPENDIX A

ORIENTAL FINANCIAL GROUP INC.

2007 OMNIBUS PERFORMANCE INCENTIVE PLAN

AS AMENDED AND RESTATED

ARTICLE I

PURPOSE

The Corporation (as defined below) had previously adopted the Oriental Financial Group Inc. 1996, 1998 and 2000 Incentive Stock Option Plans (the “Stock Option Plans”), which were intended to provide equity-based compensation incentives through the grant of stock options. On June 27, 2007, the Corporation’s shareholders adopted the Oriental Financial Group Inc. 2007 Omnibus Performance Incentive Plan (as amended and restated from time to time, the “Plan”), which replaced and superseded the Stock Option Plans. All outstanding stock options under the Stock Option Plans continued in full force and effect, subject to their original terms, after the Plan was adopted.

The purpose of the Plan is to provide flexibility to the Corporation and its Affiliates (as defined below) to attract, retain and motivate their directors, officers, and key employees through the grant of awards based on performance and to adjust its compensation practices to the best compensation practices and corporate governance trends as they develop from time to time. The Plan is further intended to motivate high levels of individual performance coupled with increased shareholder returns.

ARTICLE II

DEFINITIONS

2.1.       Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

“Adjusted Net Income” means the Corporation’s consolidated net income applicable to common shareholders as it appears on an income statement of the Corporation prepared in accordance with generally accepted accounting principles, excluding the effects of Extraordinary Items.

“Adjustment Event” means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Corporation.

“Affiliate” means any corporation or other form of entity of which the Corporation owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests.

“Alternative Awards” shall have the meaning set forth in Section 10.3 of the Plan.

“Award” means the award of a Performance Unit, Option, SAR, Restricted Stock, Restricted Unit or Performance Share, including any associated Dividend Equivalents, under the Plan.

“Beneficial Owner” means any “person,” as such term is used in Section 13(d) of the Exchange Act, who, directly or indirectly, has or shares the right to vote, dispose of, or otherwise has “beneficial ownership” of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing).

“Board” means the Board of Directors of the Corporation.

“Cause” means, with respect to a Participant, any of the following (as determined by the Committee in its sole discretion): (i) dishonesty, fraud or misrepresentation; (ii) inability to obtain or retain appropriate licenses; (iii) violation of any rule or regulation of any regulatory agency or self-regulatory organization; (iv) violation of any policy or rule of the Corporation or any Affiliate; (v) commission of a crime; (vi) breach by a Participant of any written covenant or agreement with the Corporation or any Affiliate not to disclose or misuse any information pertaining to, or misuse any property of, the Corporation or any Affiliate, or (vii) any act or omission detrimental to the conduct of the business of the Corporation or any Affiliate in any way.

A “Change of Control” shall be deemed to have occurred if:

(i)        any Person acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding Common Stock of the Corporation as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or

(ii)        there is consummation of (A) any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation to an entity which is not a wholly-owned subsidiary of the Corporation.

“Change of Control Price” means the highest price per share of Common Stock paid in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

“Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist exclusively of two or more Board members, each of whom must be an “independent director” under the corporate governance listing standards of the NYSE or any successor thereto.

“Common Stock” means the common stock of the Corporation, par value $1.00 per share.

“Corporate Event” means a merger, consolidation, recapitalization or reorganization, share exchange, division, sale, plan of complete liquidation or dissolution, or other disposition of all or substantially all of the assets of the Corporation, which has been approved by the shareholders of the Corporation.

“Corporation” means Oriental Financial Group Inc., a Puerto Rico corporation, and any successor thereto.

“Director” means a member of the Board of Directors of the Corporation or any Affiliate.

“Disability” means with respect to any Participant, long-term disability as defined under the welfare benefit plan maintained by either the Corporation or an Affiliate and in which the Participant participates and from which the Participant is receiving a long-term disability benefit.

“Dividends” means the regular cash dividends paid by the Corporation upon one share of Common Stock from time to time.

“Dividend Equivalents” means an amount equal to the regular cash dividends paid by the Corporation upon one share of Common Stock in connection with the grant of Restricted Units, Performance Shares, Options, and/or SARs awarded to a Participant in accordance with Article VIII of the Plan.

“Effective Date” generally means the first date upon which the Plan shall become effective, which will be the date the Plan has been both (a) approved by the Board and, (b) within twelve (12) months, approved by a majority of the votes cast at a duly held meeting of shareholders of the Corporation at which the requisite quorum, as set forth in the Corporation’s certificate of incorporation, of outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan.

“Eligible Individual” means (i) any individual who is an employee (including each officer or employee who is a member of the Board) of the Corporation or of any Affiliate, and (ii) any Non-Employee Director.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means each person who is an officer of the Corporation or of any Affiliate and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

“Extraordinary Items” means (i) extraordinary, unusual and/or non-recurring items of gain or loss, including but not limited to, restructuring or restructuring-related charges, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, all of which are identified in the Corporation’s audited financial statements or the Corporation’s annual report to stockholders, or (v) those other items determined by the Committee.

“Fair Market Value” means, on any date, the price of the last trade in the Common Stock on such date on the NYSE or, if at the relevant time, the Common Stock is not listed to trade on the NYSE, on such other national security exchange or recognized quotation system on which the trading prices of the Common Stock are then listed or quoted (the “Applicable Exchange”). In the event that (i) there are no Common Stock transactions on the Applicable Exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported, and (ii) if the Applicable Exchange adopts a trading policy permitting trades after 4:00 P.M. Eastern Standard Time (“EST”), Fair Market Value shall mean the last trade, regular way, reported on or before 4:00 P.M. EST (or such earlier or later time as the Committee may establish from time to time).

“ISO” means an Option that is an “incentive stock option” within the meaning of U.S. Code Section 422.

“Non-Employee Director” means a member of the Board of Directors of the Corporation or of any Affiliate who is not an employee of the Corporation or of any Affiliate.

“Nonstatutory Stock Option” means an Option that is not an ISO or a QSO.

“NYSE” means the New York Stock Exchange.

“Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an ISO, (ii) a QSO or (iii) a Nonstatutory Stock Option.

“P.R. Code” means the Puerto Rico Internal Revenue Code of 1994, as amended, including, for these purposes, any regulations promulgated by the Puerto Rico Department of the Treasury with respect to the provisions of the P.R. Code, and any successor thereto.

“Participant” shall have the meaning set forth in Article III of the Plan.

“Performance Cycle” means a minimum one-year period, as determined by the Committee, during which the performance of the Corporation or any Affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

“Performance Goals” means the objectives for the Corporation, any Affiliate or business unit thereof, or an Eligible Individual, that may be established by the Committee for a Performance Cycle with respect to any performance based Awards contingently granted under the Plan.

“Performance Share Award” means an Award made pursuant to Article IX of the Plan, which are units denominated in Common Stock, the number of such units which may be adjusted over a Performance Cycle based upon the satisfaction of Performance Goals.

“Performance Unit Award” means an Award made pursuant to Article IX of the Plan, which are units valued by reference to Common Stock, the value of such units which may be adjusted over a Performance Cycle based on the satisfaction of Performance Goals.

“Person” means any person (within the meaning of Section 3(a)(9) of the Exchange Act), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding the Corporation, any Affiliate or any employee benefit plan sponsored or maintained by the Corporation or any Affiliate.

“Plan Year” means a period of twelve months commencing on January 1st and ending on the next December 31st.

“QSO” means an Option that is a “qualified stock option” within the meaning of P.R. Code Section 1046.

“Restricted Period” means a minimum three-year period, as determined by the Committee, during which Restricted Units or shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) pursuant to Article VIII of the Plan.

“Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan that is subject to forfeiture and restrictions on transferability in accordance with Article VIII of the Plan.

“Restricted Unit” means a Participant’s right to receive, pursuant to the Plan, one share of Common Stock at the end of a specified period of time, which right is subject to forfeiture in accordance with Article VIII of the Plan.

“SAR” means a stock appreciation right granted under Article VII in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash and/or Common Stock, at the discretion of the Committee (which discretion may be exercised at or after grant, including after exercise of the SAR), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

“U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the U.S. Code (“Treasury Regulations”), and any successor thereto.

2.2.       Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1.       Participants.    Participants in the Plan shall be those Eligible Individuals designated by the affirmative action of the Committee to participate in the Plan.

3.2.       Types of Awards.    The Committee may grant any or all of the Awards specified herein to any particular Participant (subject to the applicable limitations set forth in the Plan). Any Award may be made for one (1) year or multiple years, without regard to whether any other type of Award is made for the same year or years.

ARTICLE IV

POWERS OF THE COMMITTEE

4.1.       Power to Grant.    The Committee shall have the authority, subject to the terms of the Plan, to determine those Eligible Individuals to whom Awards shall be granted and the terms and conditions of any and all Awards including, but not limited to:

(a)	the number of shares of Common Stock to be covered by each Award;

(b)	the time or times at which Awards shall be granted;

(c)	the terms and provisions of the instruments by which Options may be evidenced, including the designation of Options as ISOs, QSOs or Nonstatutory Stock Options;

(d)	the determination of the period of time during which restrictions on Restricted Stock or Restricted Units shall remain in effect;

(e)	the establishment and administration of any Performance Goals applicable to Awards granted under the Plan;

(f)	the determination of Participants’ Performance Unit Awards or Performance Share Awards, including any Performance Goals and Performance Cycles;

(g)

the development and implementation of specific stock-based programs for the Corporation and its Affiliates that are consistent with the intent and specific terms of the framework created by the Plan; and

(h)

the right of a Participant to defer receipt of payment of an Award, including the establishment of a trust to hold the amounts payable pursuant to an Award, including, but not limited to shares of Common Stock.

Appropriate officers or consultants of the Corporation or any Affiliate may suggest to the Committee the Eligible Individuals who should receive Awards, which the Committee may accept or reject in its sole discretion. The Committee shall determine the terms and conditions of each Award at the time of grant. The Committee may establish different terms and conditions for different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

4.2.       Administration.

(a)        Rules, Interpretations and Determinations.    The Committee shall administer the Plan. Any Award granted by the Committee under the Plan may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have full authority to interpret and administer the Plan; to establish, amend, and rescind rules and regulations relating to the Plan; to provide for conditions deemed necessary or advisable to protect the interests of the Corporation; to construe the respective Award agreements; to amend or terminate the Plan or any Award; to accelerate the exercise or vesting schedule applicable to any Award; and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. In its interpretation and administration of the Plan, the Committee may seek the advice of counsel, which may be counsel for the Corporation or any Affiliate. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

The Committee’s determinations under the Plan (including the determination of the Eligible Individuals to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements under the Plan) may vary, and need not be uniform, whether or not any such Eligible Individuals could be deemed to be similarly situated.

(b)        Agents and Expenses.    The Committee may appoint agents (who may be officers or employees of the Corporation) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Corporation. Any proceeds received by the Corporation in connection with any Award will be used for general corporate purposes.

(c)        Delegation of Authority.  Notwithstanding anything to the contrary contained in the Plan, the Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any employee of the Corporation or any group of employees of the Corporation or its affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Directors or Executive Officers. Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Directors or Executive Officers.

4.3.       Newly Eligible Participants.    The Committee shall be entitled to make such rules, determinations and adjustments, as it deems appropriate with respect to any Participant who becomes eligible to receive a performance-based Award after the commencement of a Performance Cycle.

4.4.       Restrictive Covenants and Other Conditions.  Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions in addition to the provisions regarding exercisability of the Award (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Corporation and/or one or more Affiliates (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect during or following the termination of the Participant’s employment with the Corporation and/or any Affiliate and before or after the Award has been exercised, including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the exercise of the Award prior to any breach of any such covenant by the Participant.

4.5.       Performance Based Compensation Interpretations; U.S. Taxpayer Employer.    Notwithstanding anything to the contrary contained in the Plan, to the extent that the Committee has required upon grant that any Performance Unit Award, Performance Share Award, Restricted Unit or Restricted Stock must qualify as “other performance based compensation” within the meaning of U.S. Code Section 162(m)(4)(C), the Committee shall (a) specify and approve the specific terms of any Performance Goals with respect to such Awards in writing no later than ninety (90) days from the commencement of the Performance Cycle to which the Performance Goal or Goals relate, and (b) not be entitled to exercise any subsequent discretion otherwise authorized under the Plan (such as the right to authorize payout at a level above that dictated by the achievement of the relevant Performance Goal or Goals) with respect to such Award if the ability to exercise discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.

4.6.       Indemnification.  No member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan and all members of the Committee, and each and any officer or employee of the Corporation acting on their behalf, to the extent permitted by law, shall be entitled to full indemnification, reimbursement and protection by the Corporation in respect of any such action, determination or interpretation. In the performance of its functions under the Plan, the Committee and any officer or employee of the Corporation acting on their behalf shall be entitled to rely upon information and advice furnished to them by the Corporation’s officers, accountants, counsels and any other party they deem necessary, and no member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be liable for any action taken or not taken in reliance upon any such advice.

ARTICLE V

COMMON STOCK SUBJECT TO PLAN; OTHER LIMITATIONS

5.1.       Plan Limits; Shares Available for Awards.  Subject to the provisions of Section 5.4 of the Plan, the number of shares of Common Stock issuable under the Plan for Awards shall be 1,500,000. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock purchased by the Corporation for such purpose, treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

5.2.       Individual Performance Based Limitations; U.S Taxpayer Employer.  Subject to the provisions of Section 5.4 of the Plan, to the extent that the Committee has required upon grant that any Performance Unit Award, Restricted Stock, Restricted Unit or Performance Share Award must qualify as “other performance based compensation” within the meaning of U.S. Code Section 162(m)(4)(C), the maximum aggregate amount of such Award(s) paid or otherwise made available to such Participant shall not exceed one-half of one percent (0.5%) of Adjusted Net Income for the most recently reported year ending December 31st prior to the year such Award or Awards is or are paid or otherwise made available.

5.3.       Cancelled, Terminated, or Forfeited Awards.  Should an Award under the Plan for any reason expire without having been exercised, be cancelled, repurchased by the Corporation, terminated or forfeited, or otherwise settled without the issuance of any Common Stock (including, but not limited to, shares tendered to exercise outstanding Options, shares tendered or withheld for taxes on Awards, or shares issued in connection with a Restricted Stock Award that is subsequently forfeited), any such shares of Common Stock subject to such Award shall again be available for grants of Awards under the Plan.

5.4.       Adjustment in Capitalization.  In the event of any Adjustment Event, (a) the aggregate number of shares of Common Stock available for Awards under Section 5.1 of the Plan, (b) the aggregate limitations on the number of shares that may be awarded as a particular type of Award, and (c) the aggregate number of shares subject to outstanding Awards and the respective exercise prices or base prices applicable to outstanding Awards shall be proportionately adjusted by the Committee, in its discretion, with respect to such Adjustment Event, and the Committee’s determination shall be conclusive. To the extent deemed equitable and appropriate by the Committee and subject to any required action by shareholders of the Corporation, in any Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such Adjustment Event.

Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged, or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any award of Restricted Stock or Restricted Units granted under the Plan as a result of any Adjustment Event or any distribution of property shall, except as provided in Article X or as otherwise provided by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such shares of Restricted Stock or Restricted Units and any stock certificate(s) representing or evidencing any shares of stock so received shall be legended in such manner as the Corporation deems appropriate.

ARTICLE VI

STOCK OPTIONS

6.1.       Grant of Options.  Subject to the provisions of Section 5.1 of the Plan, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of three types: (i) ISOs, (ii) QSOs and (iii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that ISOs and QSOs may only be granted to Eligible Individuals who satisfy the requirements for eligibility set forth under U.S. Code Section 424 and P.R. Code Section 1046, respectively. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event (including, but not limited to, the completion of an individual or corporate Performance Goal) the occurrence of which is an express condition precedent to the grant of the Option.

Subject to Section 5.4 of the Plan, the Committee shall determine the number of Options, if any, to be granted to the Participant. Each Option grant shall be evidenced by an Option agreement (in electronic or written form) that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Options may be granted in tandem with SARs (as described in more detail in Article VII of the Plan).

6.2.       Exercise Price; No Repricing or Substitution of Options.  Nonstatutory Stock Options, QSOs and ISOs granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date the Option is granted. Except as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option nor to grant any new Options or other Awards in substitution for or upon the cancellation of Options previously granted which shall have the effect of reducing the exercise price of any outstanding Option.

6.3.       Exercise of Options.    Each Option granted pursuant to the Plan shall become exercisable as determined by the Committee at the time of grant; provided that the Committee may establish performance-based criteria for exercisability of any Option. Options may be exercised during the lifetime of an optionee only by that optionee. Subject to the provisions of this Article VI, once any portion of any Option has become exercisable it shall remain exercisable for its remaining term. Once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. The Committee shall determine the term of each Option granted, but in no event shall any such Option be exercisable for more than 10 years after the date on which it is granted.

6.4.       Payment.  The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price of the Option. Without limiting the generality of the foregoing, payment of the exercise price may be made: (a) in cash or its equivalent; (b) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) owned by the person exercising the Option (through actual tender or by attestation); (c) with the approval of the Committee, by authorizing the Corporation, Oriental Financial Services Corp., or a broker-dealer approved by the Corporation, to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant upon exercise of an Option; (d) with the approval of the Committee and at the election of the Participant, by withholding from those shares of Common Stock that would otherwise be obtained upon exercise of the Option a number of shares having a Fair Market Value equal to the exercise price; (e) by any combination of the foregoing; or (f) by other means that the Committee deems appropriate; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such shares of Common Stock so tendered to the Corporation, valued as of the date of such tender, is at least equal to such exercise price. The Corporation may not make a loan to a Participant to facilitate such Participant’s exercise of any of his Options or payment of taxes.

6.5.       ISOs and QSOs.  Notwithstanding anything to the contrary contained in the Plan, no Option that is intended to be an ISO or a QSO may be granted after the tenth anniversary of the Effective Date of the Plan. Furthermore, the aggregate Fair Market Value of the Common Stock with respect to which QSOs may be exercised for the first time by a Participant shall not exceed $100,000. Except as may otherwise be provided for under the provisions of Article X of the Plan, no term of the Plan relating to ISOs or QSOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the ISO, QSO or the Plan under U.S. Code Section 422, or P.R. Code Section 1046, respectively, or without the consent of any Participant affected thereby, to disqualify any ISO or QSO under such Section 422 or Section 1046.

6.6.       Termination of Employment.    Unless otherwise determined by the Committee, the following provisions of the Plan shall apply in the event of the Participant’s termination of employment with the Corporation or any Affiliate:

(a)        Due to Death.  In the event a Participant’s employment terminates by reason of death, any Options granted to such Participant which are exercisable on the date of the Participant’s termination may be exercised by the Participant’s estate or as may otherwise be provided for in accordance with the requirements of Section 12.2 of the Plan, at any time prior to the earlier to occur of the (i) expiration of the term of the Options or (ii) such date following the Participant’s termination as the Committee shall determine at the time of grant.

(b)        Due to Disability.    In the event a Participant’s employment is terminated by reason of Disability, any Options granted to such Participant which are exercisable on the date of the Participant’s termination may be exercised by the Participant (or, in the event of the Participant’s death after termination of employment when the Option is exercisable pursuant to its terms, by the Participant’s designated beneficiary, and if none is named, by the person determined in accordance with the requirements of Section 12.2 of the Plan), at any time prior to the earlier to occur of the (i) expiration date of the term of the Options or (ii) such date following the Participant’s termination as the Committee shall determine at the time of grant.

(c)        Due to Cause.  In the event a Participant’s employment is terminated by the Corporation or any Affiliate for Cause, any Options granted to such Participant that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter and the Committee may require that such Participant disgorge any profit, gain or other benefit received in respect of the exercise of any such Award for a period of up to twelve (12) months prior to the Participant’s termination of employment for Cause. In the event a Participant’s employment is terminated by the Corporation or any Affiliate for Cause, the provisions of this Section 6.6(c) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section.

(d)        Due to Resignation.  Unless otherwise determined by the Committee, in the event a Participant’s employment ends as a result of such Participant’s resignation from the Corporation or any Affiliate, any Options granted to such Participant that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter.

(e)        Due to Any Other Reason.  In the event the employment of the Participant shall terminate for any reason other than one described in Section 6.6 (a) through (d) hereof, any Options granted to such Participant which are exercisable on the date of the Participant’s termination of employment may be exercised by the Participant (or, in the event of the Participant’s death after termination of employment when the Option is exercisable pursuant to its terms, by the Participant’s estate or as may otherwise be provided for in accordance with the requirements of Section 12.2 of the Plan) at any time prior to the expiration of the term of the Options or the ninetieth (90th) day following the Participant’s termination of employment, whichever period is shorter, and any Options that are not exercisable on the date of termination of employment shall be forfeited at the time of such termination and not be exercisable thereafter.

6.7        Termination of Service as a Non-Employee Director.  In the event a Participant’s service as a Non-Employee Director shall terminate for reasons other than removal for Cause, any Options granted to such Participant which are exercisable on the date of the Participant’s termination may be exercised by the Participant (or, in the event of the Participant’s death after termination as a Non-Employee Director when the Option is exercisable pursuant to its terms, by the Participant’s designated beneficiary, and if none is named, by the person determined in accordance with the requirements of Section 12.2 of the Plan), at any time prior to the earlier to occur of the (i) expiration date of the term of the Options or (ii) such date following the Participant’s termination as the Committee shall determine at the time of grant. In the event a Participant’s service as a Non-Employee Director is terminated for Cause, any Options granted to such Participant that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter and the Committee may require that such Participant disgorge any profit, gain or other benefit received in respect of the exercise of any such Award for a period of up to twelve (12) months prior to the Participant’s termination as a Non-Employee Director. In the event a Participant’s service as a Non-Employee Director is terminated for Cause, the provisions of this Section 6.7 will apply notwithstanding any assertion (by the Participant or otherwise) of a termination for any other reason.

ARTICLE VII

STOCK APPRECIATION RIGHTS (SARs)

7.1.       Grant of SARs.    SARs may be granted to any Participants, all Participants or any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, on a freestanding basis, not related to any other Award, and/or with associated Dividend Equivalents. A grant of a SAR shall be evidenced in writing, whether as part of the agreement governing the terms of the Option, if any, to which such SARs relate or pursuant to a separate written agreement with respect to freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall approve.

7.2.       Terms and Conditions of SARs.    Notwithstanding the provisions of Section 7.1 above, unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 6 of the Plan as if the grant of the SARs were a grant of an Option (including, but not limited to, the application of Sections 6.6 and 6.7).

7.3.       Exercise of Tandem SARs.    SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Award is then exercisable.

7.4.       Payment of SAR Amount.    Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

(a)        the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by

(b)        the number of shares of Common Stock with respect to which the SARs are then being exercised; provided, however, that at the time of grant with respect to any SAR payable in cash, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon the exercise of such SAR.

ARTICLE VIII

RESTRICTED STOCK, RESTRICTED UNITS AND DIVIDEND EQUIVALENTS

8.1.       Grant of Restricted Stock and Restricted Units.  The Committee, in its sole discretion, may make Awards to Participants of Restricted Stock or Restricted Units. Any Award made hereunder of Restricted Stock or Restricted Units shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter. As determined by the Committee, with respect to an Award of Restricted Stock, the Corporation shall either (i) transfer or issue to each Participant to whom an award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (ii) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period. In the case of an Award of Restricted Units, no shares of Common Stock shall be issued at the time an Award is made, and the Company shall not be required to set aside a fund for the payment of such Award. Dividends or Dividends Equivalents (if connected with the grant of Restricted Units) may be subject to the same terms and conditions as the underlying Award of Restricted Stock or Restricted Units.

8.2.       Grant, Terms and Conditions of Dividend Equivalents.  The Committee, in its sole discretion, may make Awards to Participants of Dividend Equivalents in connection with the grant of Restricted Units, Options, SARs and/or Performance Shares. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the Dividend Equivalent) shall be substantially identical (to the extent possible taking into account the differences related to the character of the Dividend Equivalent) to the terms and conditions applicable to the associated Award.

8.3.       Restrictions On Transferability.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided. Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock and Restricted Units to be transferred during the Restricted Periods pursuant to Section 12.1 of the Plan, provided that any shares of Restricted Stock or Restricted Units so transferred shall remain subject to the provisions of this Article VIII.

8.4.       Rights as a Shareholder.    Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A Participant shall not have any right, in respect of Restricted Units or Dividend Equivalents awarded pursuant to the Plan, to vote on any matter submitted to the Corporation’s shareholders until such time as the shares of Common Stock attributable to such Restricted Units (and, if applicable, Dividend Equivalents) have been issued.

8.5.       Restricted Period.  The Restricted Period shall commence upon the date of grant by the Committee and shall lapse with respect to the shares of Restricted Stock or Restricted Units on such date as determined by the Committee at the date an Award of Restricted Stock or Restricted Units (including any Dividend Equivalents issued) is made to the Participant by the Committee, unless sooner terminated as otherwise provided herein.

8.6.       Legending or Equivalent.  To the extent that certificates are issued to a Participant in respect of shares of Restricted Stock awarded under the Plan (or in the event that such Restricted Stock are held electronically), such shares shall be registered in the name of the Participant and shall have such legends (or account restrictions) reflecting the restrictions of such Awards in such manner as the Committee may deem appropriate.

8.7.       Termination of Employment.  Unless the Committee shall otherwise determine at or subsequent to the date of grant:

(a)        Due to Cause.  In the event a Participant’s employment is terminated by the Corporation or any Affiliate for Cause, any Restricted Stock or Restricted Units (including any associated Dividend Equivalents) granted to such Participant shall be forfeited at the time of such termination, and the Committee may require that such Participant disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of Restricted Stock or Restricted Units (including any Dividend Equivalents) for a period of up to twelve (12) months prior to the Participant’s termination of employment for Cause. For purposes of this Section 8.7, in the event a Participant’s employment is terminated by the Corporation or any Affiliate for Cause, the provisions of this Section 8.7(a) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section.

(b)        Due to Resignation.    Unless otherwise determined by the Committee, in the event a Participant’s employment ends as a result of such Participant’s resignation from the Corporation or any Affiliate, any Restricted Stock granted to such Participant and all Restricted Units (including any associated Dividend Equivalents) credited to such Participant shall be forfeited upon the Participant’s termination of employment.

(c)        Due to Any Other Reason.  In the event a Participant’s employment is terminated by the Corporation or any Affiliate for any other reason during the applicable vesting period, the Participant (or the Participant’s estate or beneficiaries, if the participant subsequently dies) shall receive a payment calculated in the following manner: (i) the number of shares of Restricted Stock or Restricted Units granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the applicable vesting period during which the Participant was an active employee and the denominator of which is the number of months in the applicable vesting period (with a partial month worked counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Restricted Stock or Restricted Units shall be considered vested and payment of such pro-rated Awards is to be made to the Participant (or beneficiaries or estate, if the Participant subsequently dies) as soon as practicable after the Participant’s termination of employment.

8.8.       Termination of Service as a Non-Employee Director.  In the event a Participant’s service as a Non-Employee Director shall terminate for reasons other than removal for Cause, the Participant (or the Participant’s estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (i) the number of shares of Restricted Stock or Restricted Units granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the applicable vesting period during which the Participant was an active Non-Employee Director and the denominator of which is the number of months in the applicable vesting period (with a partial month worked counted as a full month if the Participant is an active Non-Employee Director for 15 days or more in that month); and (ii) the resulting reduced number of Restricted Stock or Restricted Units shall be considered vested and payment of such pro-rated Awards is to be made to the Participant (or beneficiaries or estate, if the Participant subsequently dies) as soon as practicable after the Participant’s termination as a Non-Employee Director. In the event a Participant’s service as a Non-Employee Director is terminated for Cause, any Restricted Stock or Restricted Units (including any associated Dividend Equivalents) granted to such Participant shall be forfeited at the time of such termination, and the Committee may require that such Participant disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of Restricted Stock or Restricted Units (including any Dividend Equivalents) for a period of up to twelve (12) months prior to the Participant’s termination for Cause. For purposes of this Section 8.8, in the event a Participant’s service as a Non-Employee Director is terminated for Cause, the provisions of this Section 8.8 will apply notwithstanding any assertion (by the Participant or otherwise) of a termination for any other reason.

8.9.       Issuance of New Certificate or Equivalent: Settlement of Restricted Units and Dividend Equivalents.  Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed under Section 8.3 of the Plan and the Corporation shall issue or have issued new share certificates (or remove any such restrictions that may have been established electronically) without the legend or equivalent described in Section 8.6 of the Plan in exchange for those previously issued. Upon the lapse of the Restricted Period with respect to any Restricted Units, the Corporation shall deliver to the Participant, or the Participant’s beneficiary or estate, as provided in Section 12.2 of the Plan, one share of Common Stock for each Restricted Unit as to which restrictions have lapsed and any Dividend Equivalents credited with respect to any Restricted Units, and any interest thereon. The Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock and/or Dividend Equivalents. If a cash payment is made in lieu of delivering Common Stock for the Restricted Units, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the Restricted Period lapsed with respect to the related Restricted Unit.

ARTICLE IX

PERFORMANCE UNIT AWARDS

AND PERFORMANCE SHARE AWARDS

9.1.       Performance Unit Awards.

(a)        General Description.  At the discretion of the Committee, grants of Performance Unit Awards may be made to Participants.

(b)        Requirements for Covered Employees.  For any “covered employees” and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under U.S. Code section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts paid are consistent with the limits provided under Section 5.2 of the Plan.

(c)        Payment of Performance Unit Awards.  Performance Unit Awards shall be payable in cash, Common Stock, or a combination of cash and Common Stock at the discretion of the Committee. Unless the Committee shall otherwise determine at or subsequent to the date of grant:

(i)        Due to Cause.    In the event a Participant’s employment is terminated by the Corporation or any Affiliate for Cause, any outstanding Performance Unit Awards shall be cancelled and the Committee may require that such Participant disgorge any profit, gain or other benefit received in respect of the payment of any prior Performance Unit Awards received within a period of twelve (12) months prior to the Participant’s termination of employment for Cause. For purposes of this Section 9.1(c)(i), in the event a Participant’s employment is terminated by the Corporation or any Affiliate for Cause, the provisions of this Section 9.1(c)(i) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section.

(ii)        Due to Resignation.  Unless otherwise determined by the Committee, in the event a Participant’s employment ends as a result of such Participant’s resignation from the Corporation or any Affiliate, any Performance Units credited to such Participant shall be forfeited upon the Participant’s termination of employment.

(iii)        Due to Any Other Reason.    In the event a Participant’s employment is terminated by the Corporation or any Affiliate for any other reason during the applicable Performance Cycle, the Participant (or the Participant’s estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (A) the number of Performance Units granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked counted as a full month if the Participant is an active employee for 15 days or more in that month); and (B) the resulting reduced number of Performance Units shall be considered vested and payment made to the Participant of a lump sum payment as soon as practicable of such pro-rated Performance Unit Award, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved.

(iv)        Termination of Service as a Non-Employee Director.    In the event a Participant’s service as a Non-Employee Director shall terminate for reasons other than removal for Cause, the Participant (or the Participant’s estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (A) the number of Performance Units granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an Non-Employee Director and the denominator of which is the number of months in the Performance Cycle (with a partial month worked counted as a full month if the Participant is an active Non-Employee Director for 15 days or more in that month); and (B) the resulting reduced number of Performance Units shall be considered vested and payment made to the Participant of a lump sum payment as soon as practicable of such pro-rated Performance Unit Award, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved. In the event a Participant’s service as a Non-Employee Director is terminated for Cause, any outstanding Performance Unit Awards shall be cancelled and the Committee may require that such Participant disgorge any profit, gain or other benefit received in respect of the payment of any prior Performance Unit Awards received within a period of twelve (12) months prior to the Participant’s termination for Cause. For purposes of this Section 9.1(c)(iv), in the event a Participant’s service as a Non-Employee Director is terminated for Cause, the provisions of this Section 9.1(c)(iv) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination for any other reason.

9.2.       Performance Shares.

(a)        General Description.  At the discretion of the Committee, grants of Performance Share Awards may be made to Participants.

(b)        Requirements for Covered Employees.  For any “covered employees” and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under U.S. Code Section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts paid are consistent with the limits provided under Section 5.2 of the Plan.

(c)        Payment of Performance Share Awards.  Performance Share Awards shall be payable in Common Stock. Unless the Committee shall otherwise determine at or subsequent to the date of grant:

(i)        Due to Cause.    In the event a Participant’s employment is terminated by the Corporation or any Affiliate for Cause, any outstanding Performance Share Awards shall be cancelled and the Committee may require that such Participant disgorge any profit, gain or other benefit received in respect of the payment of any prior Performance Share Awards (including any Dividend Equivalents) received within a period of twelve (12) months prior to the Participant’s termination of employment for Cause. For purposes of this Section 9.2(c)(i), in the event a Participant’s employment is terminated by the Corporation or any Affiliate for Cause, the provisions of this Section 9.2(c)(i) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section.

(ii)        Due to Resignation.    Unless otherwise determined by the Committee, in the event a Participant’s employment ends as a result of such Participant’s resignation from the Corporation or any Affiliate, any Performance Share Awards credited to such Participant shall be forfeited upon the Participant’s termination of employment.

(iii)        Due to Any Other Reason.    In the event a Participant’s employment is terminated by the Corporation or an Affiliate for any other reason during the applicable Performance Cycle, the Participant (or the Participant’s estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (A) the number of Performance Shares granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked counted as a full month if the Participant is an active employee for 15 days or more in that month); and (B) the resulting reduced number of Performance Shares shall be considered vested and payment made to the Participant of a lump sum payment as soon as practicable of such pro-rated Performance Share Award, calculated as if the target number of Performance Shares had, in fact, been earned.

(iv)        Termination of Service as a Non-Employee Director.    In the event a Participant’s service as a Non-Employee Director shall terminate for reasons other than removal for Cause, the Participant (or the Participant’s estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (A) the number of Performance Shares granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active non-Employee Director and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active Non-Employee Director for 15 days or more in that month); and (B) the resulting reduced number of Performance Shares shall be considered vested and payment made to the Participant of a lump sum payment as soon as practicable of such pro-rated Performance Share Award, calculated as if the target number of Performance Shares had, in fact, been earned. In the event a Participant’s service as a Non-Employee Director is terminated for Cause, any outstanding Performance Share Awards shall be cancelled and the Committee may require that such Participant disgorge any profit, gain or other benefit received in respect of the payment of any prior Performance Share Awards received within a period of twelve (12) months prior to the Participant’s termination for Cause. For purposes of this Section 9.2(c)(iv), in the event a Participant’s service as a Non-Employee Director is terminated for Cause, the provisions of this Section 9.2(c)(iv) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination for any other reason.

ARTICLE X

CHANGE OF CONTROL

10.1.     Accelerated Vesting and Payment of Awards.  Subject to the provisions of Section 10.3 below, in the event of a Change of Control each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, and the Restricted Period shall lapse as to each share of Restricted Stock and each Restricted Unit then outstanding. In connection with such a Change of Control, the Committee may, in its discretion, provide that each Option, SAR, Restricted Stock and/or Restricted Unit shall, upon the occurrence of such Change of Control, be cancelled in exchange for a payment per share/unit (the “Settlement Payment”) in an amount based on the Change of Control Price. Such Settlement Payment shall be in the form of cash.

10.2.     Performance Unit Awards and Performance Share Awards.    Subject to the provisions of Section 10.3, in the event of a Change of Control, (a) any outstanding Performance Unit Awards or Performance Share Awards relating to Performance Cycles ending prior to the Change of Control which have been earned but not paid shall become immediately payable, (b) all then-in-progress Performance Cycles for Performance Unit Awards or Performance Share Awards that are outstanding shall end, and all Participants shall be deemed to have earned an award equal to the Participant’s target award opportunity for the Performance Cycle in question, and (c) the Corporation shall pay all such Performance Unit Awards and Performance Share Awards as a Settlement Payment within thirty (30) days of such Change of Control, based on the Change of Control Price. Such Settlement Payment shall be in cash.

10.3.     Alternative Awards.    Notwithstanding Section 10.1 or 10.2, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, SAR, Restricted Stock, Restricted Unit, Performance Unit and/or Performance Share if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Option, SAR, Restricted Stock, Restricted Unit, Performance Unit and/or Performance Share shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

(a)        be based on stock that is traded on an established securities market;

(b)        provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, SAR, Restricted Stock, Restricted Unit, Performance Unit and/or Performance Share, including, but not limited to, an identical or better exercise or vesting schedules;

(c)        have substantially equivalent value to such Option, SAR, Restricted Stock, Restricted Unit, Performance Unit and/or Performance Share (determined at the time of the Change in Control); and

(d)        have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated for any reason other than for Cause, all of such Participant’s Options, SARs, Restricted Stock, Performance Units and/or Performance Shares shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to (i) the Fair Market Value of such stock on the date of the Participant’s termination (with respect to any Restricted Stock and/or Restricted Units, (ii) the excess of the Fair Market Value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share, if any (with respect to any Option and/or SARs), or (iii) the Participant’s target award opportunity for the Performance Cycle in question (with respect to any Performance Units or Performance Shares).

ARTICLE XI

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

11.1.     General.  The Board may, at any time and from time to time amend, modify, suspend, or terminate the Plan, in whole or in part, without notice to or the consent of any Participant or Eligible Individual; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR) may be granted, (iii) change the individual Award limits, or (iv) require shareholder approval under NYSE rules or the rules of any other exchange where the Common Stock may then be traded, shall be subject to the approval of the Corporation’s shareholders. No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant, provided, however, that:

(a)        any change pursuant to, and in accordance with the requirements of, Article X;

(b)        any acceleration of payments of amounts accrued under the Plan by action of the Committee or by operation of the Plan’s terms; or

(c)        any decision by the Committee to limit participation (or other features of the Plan) prospectively under the Plan shall not be deemed to violate this provision.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1.     Transferability of Awards.  No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. No transfer of an Award by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Board or the Committee may determine necessary to establish the validity of the transfer.

12.2.     Treatment of Any Outstanding Rights or Features Upon Participant’s Death.  Any Awards, rights or features remaining unexercised or unpaid at the Participant’s death shall be paid to, or exercised by, the Participant’s estate except where otherwise provided by law, or when done in accordance with other methods (including a beneficiary designation process) put in place by the Committee or a duly appointed designee from time to time. Except as otherwise provided herein, nothing in the Plan is intended or may be construed to give any person other than Participants any options, rights or remedies under the Plan.

12.3.     Deferral of Payment.    In the Award agreement or otherwise, the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of payment of the Award. Notwithstanding anything else contained herein to the contrary, deferrals shall not be permitted hereunder in a way that will result in the Corporation or any Affiliate being required to recognize a financial accounting charge due to such deferral that is substantially greater than the charge, if any, that was associated with the underlying Award.

12.4.     Awards in Substitution for Awards Granted By Other Companies.  Awards may be granted under the Plan from time to time as replacements for awards (including, but not limited to, options, common stock, restricted stock, performance shares or performance units) held by employees of other companies who become employees of the Corporation or any affiliate as a result of a merger or consolidation of the employing Corporation with the Corporation, or such Affiliate, or the acquisition by the Corporation or an Affiliate of all or a portion of the assets of the employing Corporation. Shares issued in connection with such substitute Awards shall not reduce the number of shares of Common Stock issuable under Section 5.1 of the Plan.

12.5.     No Guarantee of Employment or Participation.  The existence of the Plan shall not be deemed to constitute a contract of employment between the Corporation or any Affiliate and any Eligible Individual or Participant, nor shall it constitute a right to remain in the employ of the Corporation or any Affiliate. The terms or existence of the Plan, as in effect at any time or from time to time, or any Award granted under the Plan, shall not interfere with or limit in any way the right of the Corporation or any Affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation or any Affiliate. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Eligible Individual or a Participant) shall at any time have a right to be selected for (or additional) participation in the Plan, despite having previously participated in an incentive or bonus plan of the Corporation or an Affiliate.

12.6.       Tax Withholding.  The Corporation or an Affiliate shall have the right and power to deduct from all payments or distributions under the Plan, or require a Participant to remit to the Corporation promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy any Puerto Rico, federal, state, local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award. The Corporation may defer payments of cash or issuance or delivery of Common Stock until such withholding requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (a) to have shares of Common Stock otherwise issuable under the Plan withheld by the Corporation or (b) to deliver to the Corporation previously acquired shares of Common Stock (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise not in excess of the amount required to satisfy the withholding tax obligations.

12.7.       No Limitation on Compensation; Scope of Liabilities.  Nothing in the Plan shall be construed to limit the right of the Corporation to establish other plans if and to the extent permitted by applicable law. The liability of the Corporation or any Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Corporation or any Affiliate not expressly set forth in the Plan.

12.8.       Requirements of Law.  The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.9.       Term of Plan.  The Plan shall be effective upon the Effective Date. The Plan shall terminate on the earlier of (a) the termination of the Plan pursuant to Article XI, or (b) when no more shares of Common Stock are available for issuance of Awards under the Plan.

12.10.     Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Puerto Rico without regard to principles of conflict of laws.

12.11.     Securities Law Compliance.  Instruments evidencing Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Corporation in writing, when an Award is granted or when he receives shares with respect to such Award (or at such other time as the Committee deems appropriate) that he or she is accepting such Award, or receiving or acquiring such shares (unless they are then covered by an effective registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable, or may be sold or otherwise disposed of only if the proposed transfer, sale or other disposition shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Corporation, such transfer, sale or other disposition at such time will be in compliance with applicable securities laws.

12.12.     No Impact On Benefits.    Except as may be otherwise specifically provided for under any employee benefit plan, policy or program, Awards shall not be treated as compensation for purposes of calculating an Eligible Individual’s right under any such plan, policy or program.

12.13.     No Constraint on Corporate Action.    Except as provided in Article XI, nothing contained in the Plan shall be construed to prevent the Corporation, or any affiliate, from taking any corporate action (including, but not limited to, the Corporation’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on the Plan, or any Awards made under the Plan. No employee, beneficiary, or other person, shall have any claim against the Corporation or any of its Affiliates, as a result of any such action.

12.14.     Captions.    The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

APPENDIX B

PROPOSED AMENDMENT TO ARTICLE FIRST

OF THE CERTIFICATE OF INCORPORATION

RESOLVED, that upon the filing of the Certificate of Amendment with the Secretary of State of the Commonwealth of Puerto Rico, Article First of the Certificate of Incorporation of Oriental Financial Group Inc. (the “Corporation”) be amended in its entirety so that it reads as follows:

“FIRST: The name of the corporation (hereinafter the “Corporation”) is “OFG Bancorp”.”

RESOLVED FURTHER, that the proper officers of the Corporation be, and hereby are, authorized and directed to take all actions, execute all instruments, and make all payments that are necessary or desirable, at their discretion, to make effective the foregoing amendment to Article First of the Certificate of Incorporation of the Corporation, including, without limitation, the filing of a certificate of amendment with the Secretary of State of the Commonwealth of Puerto Rico, unless the Board of Directors decides to abandon the foregoing amendment prior to the filing of such certificate of amendment.

B-1

ORIENTAL FINANCIAL GROUP INC. C/O AMERICAN STOCK TRANSFER & TRUST CO. 6201 15TH AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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VOTE BY PHONE / 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M53659-P35258                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORIENTAL FINANCIAL GROUP INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All
Vote On Directors The Board of Directors recommends that you vote FOR ALL of the following:		☐	☐	☐	Except” and write the number(s) of the nominee(s) on the line below.
1.	To elect two directors to serve until the 2016 annual meeting of shareholders and until their successors are duly elected and qualified:
Nominees:
01) José Rafael Fernández
02) José E. Rossi

Vote On Proposals

The Board of Directors recommends that you vote FOR the following:						For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as set forth in the accompanying Proxy Statement.					☐	☐	☐

3.	To replenish and increase the shares reserved for issuance under the Company’s 2007 Omnibus Performance Incentive Plan.					☐	☐	☐

4.	To amend the Articles of Incorporation to change the Company’s name to “OFG Bancorp”.					☐	☐	☐

5.	To ratify the selection of the Company’s independent registered public accounting firm for 2013.					☐	☐	☐

6.	To adjourn or postpone the annual meeting, if necessary, to solicit additional proxies in favor of Proposal 3 or 4.					☐	☐	☐

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check box unless you want to exercise cumulative voting.

☐

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

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Signature [PLEASE SIGN WITHIN BOX] Date					Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M53660-P35258

ORIENTAL FINANCIAL GROUP INC. REVOCABLE PROXY

This proxy is solicited on behalf of the Board of Directors of Oriental Financial Group Inc. for use only at the annual meeting of shareholders to be held on April 24, 2013, and at any adjournment or postponement of that Annual Meeting. This proxy may be revoked by the undersigned at any time before it is exercised.

The undersigned, being a shareholder of Oriental Financial Group Inc., hereby authorizes the Board of Directors of the Company or any successors in their respective positions, as proxies with full powers of substitution, to represent the undersigned at the annual meeting of shareholders of the Company to be held at the Oriental Tower, Professional Offices Park, 997 San Roberto Street, 8th Floor, San Juan, Puerto Rico, on Wednesday, April 24, 2013, at 10:00 a.m. (EST), and at any adjournment or postponement of that meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as indicated on the reverse side.

In their discretion, the proxies are authorized to vote this proxy with respect to (i) the approval of the minutes of the last meeting of shareholders; (ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the annual meeting; and (iv) such other matters as may properly come before the annual meeting. Except with respect to procedural matters incident to the conduct of the annual meeting, management at the present knows of no other business to be brought before the meeting other than those matters described in the accompanying proxy statement.

Shares of common stock of the Company will be voted as specified in this proxy. In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equal among the two nominees or in such other fashion as will most likely ensure the election of the nominees. If no specification is made on the reverse side, shares will be voted “FOR ALL” in Proposal 1: Election of Directors; “FOR” Proposal 2: Advisory Vote on Executive Compensation; “FOR” Proposal 3: Replenishment and Increase of Shares Reserved for Issuance under the 2007 Omnibus Performance Incentive Plan; “FOR” Proposal 4: Amendment to Article First of the Company’s Articles of Incorporation; “FOR” Proposal 5: Ratification of Selection of Independent Registered Public Accounting Firm; and “FOR” Proposal 6: Adjournment or Postponement of the Annual Meeting. This proxy cannot be voted for any person who is not a nominee of the Company’s Board of Directors.

CUMULATE

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)